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                                                                   Exhibit 10.15

                               SUBLEASE AGREEMENT

DATED:  January 3, 2002

     1.       FUNDAMENTAL SUBLEASE PROVISIONS.

              a.  Parties: "Sublessor" INTERWOVEN, INC., a Delaware corporation
                           "Sublessee" R2 TECHNOLOGY, INC., a Delaware corporation
                           "Master Lessor" SUNNYVALE PARTNERS LIMITED
                           PARTNERSHIP, an Illinois limited partnership
                           "Master Sublessor" FIRST DATA MERCHANT SERVICES CORPORATION, a Florida corporation

              b. Master Lease and Master Sublease: (Section 3): Sublessor, as subtenant, is leasing from Master Sublessor, as sublessor, approximately twenty seven thousand five hundred (27,500) rentable square feet located at 1195 West Fremont Avenue, in the City of Sunnyvale, California, on the terms and subject to the conditions of that certain Sublease dated as of April 24, 1998, and approximately fifty two thousand one hundred eighty five (52,185) rentable square feet located at 1195 West Fremont Avenue, in the City of Sunnyvale, California (as subsequently amended or modified), collectively "Master Sublease Premises"), on the terms and conditions of that certain undated Assignment of Lease by and between Sublessor, as assignee, and beyond.com, a Delaware corporation, as assignor (collectively, the "Master Sublease"). A copy of the Master Sublease is attached hereto as Exhibit A. Master Sublessor, as tenant, is leasing from Master Lessor, as landlord, approximately seventy five thousand one hundred ninety seven (75,197) rentable square feet located at 1195 West Fremont Avenue, in the City of Sunnyvale, California (the "Premises") on the terms and subject to the conditions of that certain Build-to-Suit Lease Agreement dated as of March 18, 1997 (the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit B. The Master Sublease Premises includes all of the Premises plus common areas within the Premises consisting of approximately four thousand four hundred eighty eight (4,488) square feet, and the Premises is located within one building containing a total of approximately seventy nine thousand six hundred eight five (79,685) rentable square feet, together with associated parking areas, driveways and other common areas (the "Complex").

              c. Sublease Premises: (Section 2): The premises subleased hereby (the "Sublease Premises") constitutes a portion of the Master Sublease Premises and contains approximately thirty nine thousand five hundred seventy five (39,575) rentable square feet, as shown on the floor plan attached hereto as Exhibit C. The Sublease Premises consist of two (2) suites located within the Premises, the upper level suite is referred to herein as "Suite 2000" and the lower level suite is referred to herein as "Suite 1001".

              d. Sublease Term: (Section 4): The term of this Sublease (the "Sublease Term") is nineteen and one-half (19 1/2) calendar months, beginning on the Commencement Date and ending on the Termination Date described below, unless commenced later or terminated earlier pursuant to the terms of this Sublease.

              e. Scheduled Commencement Date: (Section 4(a)): The latter of January 15, 2002, or Master Lessor and Master Sublessor's consent to this Sublease as evidenced by their execution and delivery of the applicable Consent to Sublease in the form attached hereto.

              f.  Termination Date: (Section 4(a)):  August 31, 2003.


                                  Page 1 of 14


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              g.  Minimum Monthly Rent: (Section 5(b)):


              From the Rental Commencement Date through    $40,648.80 per month
              and including February 28, 2003

              March 1, 2003, through and including August $104,842.50 per month 31, 2003

                  Rental Commencement Date: (Section 5(b)): The latter of March 1, 2002, or delivery of the Sublease Premises.

              h. Prepaid Rent: (Section 5(d)): $40,648.80.

              i. Additional Rent: (Section 5(c)) Sublessee's pro rata share as more fully set forth in Section 5(c).

              j. Security: (Section 6):Security Deposit in amount of $98,937.50.

                                   Letter of Credit in amount of $250,000.00.

              k. Permitted Use: (Section 4): Research and development and general office purposes, including, but not limited to, the assembly of computer system components for distribution, each in strict compliance with the Master Lease and Master Sublease.

              l. Sublessee's Prorata Share: (Section 5(c)):

                  The Sublease Premises constitutes 52.63% of the Master Sublease Premises.

              m. Addresses For Notice: (Section 11):


   To Master Lessor:                         With a copy to:

   James Mantell                             Glen W. Reed
   Sunnyvale Partners Limited Partnership    Gardner, Carton & Douglas
   Ridge Sunnyvale, Inc.                     321 North Clark Street, Suite 3400
   c/o Ridge Capital Corporation             Chicago, Illinois 60610-4795
   257 East Main Street
   Barrington, Illinois 60010

   To Master Sublessor:                      With a copy to:

   First Data Merchant Services Corporation  Blackwell Sanders Peper Martin, LLP
   c/o First Data Properties                 720 Olive Street, Suite 2400
   12500 E. Belford Ave.,                    St. Louis, MO  63101
   Suite M16-S                               Attn:  Susan M. Altnether
   Englewood, CO  80112                      Real Estate Paralegal
   Attn: Contract Administrator

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                                  Page 2 of 14

              To Sublessor:                    With a copy to:

              Tom Smith                        Lucy A. Lofrumento, Esquire
              Interwoven, Inc.                 Silicon Valley Law Group
              803 11th Avenue                  152 North Third Street, Suite 900
              Sunnyvale, California 94089      San Jose, California 95112
              Facsimile:  (408) 220-7558       Facsimile:  (408) 286-1400

              To Sublessee:

              Dick Enck
              R2 Technology, Inc.
              325 Distel Circle
              Los Altos, California 94022
              Facsimile:  (650) 254-7201

              n.  Sublessor's Broker:  (Section 22(d)):  CB Richard Ellis

              o.  Sublessee's Broker:  (Section 22(d)):  Cushman & Wakefield

              p. Exhibits and Addenda: The following exhibits are annexed to this Sublease:



                  Exhibit A  -  Master Lease
                  Exhibit B  -  Master Sublease
                  Exhibit C  -  Floor Plan of Sublease Premises
                  Exhibit D  -  Furniture Rental Agreement
                  Exhibit E  -  Consent to Sublease
                  Exhibit F  -  Permitted Sublessee Alterations

              Each reference in this Sublease Agreement ("Sublease") to any provision in Section 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Section 1 and the balance of the Sublease, the balance of the Sublease shall control. Capitalized terms that are not defined in this Sublease shall have the meanings given in the Master Lease and/or the Master Sublease, as applicable.

     2.       SUBLEASE PREMISES.

              a. Sublease. Sublessor hereby subleases the Sublease Premises to Sublessee, and Sublessee hereby subleases the Sublease Premises from Sublessor, upon the terms and conditions hereinafter set forth. Sublessee acknowledges that the rentable area of the Sublease Premises as specified in Section 1 is an estimate and that Sublessor does not warrant the exact rentable area of the Sublease Premises. Sublessee shall be permitted to verify the rentable square footage within fifteen
                  (15) days after the Commencement Date and should Sublessee's verification determine that the actual rentable square footage of the Sublease Premises deviates from that as set forth herein by more than five percent (5%), as determined in accordance with the Developer's Standard which is customarily used in the Silicon Valley, California, Sublessee and Sublessor shall measure the Sublease Premises again. In the event the second measuring of the Sublease Premises determines that the actual rentable square footage of the Sublease Premises is different than what is set forth herein by more than five percent (5%), Sublessee shall be entitled to a corresponding abatement or reduction in Minimum Monthly Rent and Sublessee's pro-rata share shall be recalculated. In the event Sublessee does not notify Sublessor within said fifteen
                  (15) day period or Sublessee's measurement and/or Sublessee and Sublessor's second measurement of the Sublease Premises does not evidence a difference of greater than five percent (5%) from the square footage set forth herein, Sublessee shall accept the rentable area of the Sublease Premises as that specified in

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                  Section 1 and no abatement or reduction in Minimum Monthly
                  Rent or recalculation of Sublessee's pro-rata share shall occur.

              b.  Condition of the Sublease Premises: As Is.

                         i. Sublessor shall deliver the Sublease Premises to
                            Sublessee with all building structures and systems (including HVAC, electrical, plumbing, roof, window walls, and fire safety) in good operating condition and repair. If, within the first fifteen (15) days after the Rental Commencement Date, Sublessee notifies Sublessor of any defects in the foregoing, Sublessor shall promptly repair and correct the same at Sublessor's sole cost and expense.

                        ii. Subject to the foregoing, Sublessee hereby agrees
                            to accept possession of the Sublease Premises in its "As Is" condition. Sublessee acknowledges that except as expressly stated in this Sublease:

                           1. Sublessor makes no warranties or representations
                              regarding the physical condition or zoning of the Sublease Premises or for the suitability of the Sublease Premises for Sublessee's intended use thereof;

                           2. Sublessee has had an opportunity to inspect the
                              Sublease Premises, including the roof and structural components of the Complex; the electrical, plumbing, HVAC, and other building systems serving the Sublease Premises; and the environmental condition of the Sublease Premises and related common areas; and to hire experts to conduct such inspections on its behalf; and

                           3. Sublessee is leasing the Sublease Premises
                              based on its own inspection of the Sublease
                              Premises and those of its agents, and is not relying on any statements, representations or warranties of Sublessor or Sublessor's agents regarding the physical condition of the Sublease Premises.

              c. Personal Property. Except as provided in Section 21 below, Sublessee acknowledges that the Sublease Premises shall not include any of the fixtures, equipment, cabling, security systems, furniture, or other personal property belonging to Sublessor, except as specifically agreed to by the parties in the Furniture Rental Agreement dated concurrently herewith, in the form attached hereto as Exhibit D. The parties acknowledge that the Furniture Rental Agreement represents material consideration for each party's entering into this Sublease.

              d. Alterations to Premises. Sublessee shall not make any alterations, additions, or improvements to the Sublease Premises without the prior consent of Sublessor and Master Sublessor. Sublessee, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, subject to Sublessor's consent, provided that (i) such items do not alter the basic character of the Sublease Premises or the building and/or improvements of which the Sublease Premises are a part; (ii) such items do not overload or damage the same; (iii) such items may be removed without injury to the Sublease Premises; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Sublessor's specifications and requirements. All shelves, bins, machinery and trade fixtures installed by Sublessee shall be removed on or before the earlier to occur of the Termination Date or Sublessee's vacation of the Sublease Premises. Subject to Sublessee obtaining Master Sublessor and Master Lessor's consent, Sublessor hereby consents to the alterations set forth on the attached Exhibit F. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Complex and other improvements situated on the Sublease Premises or of which the Sublease Premises are a part. All alterations, additions or improvements to the Sublease Premises shall, at Sublessee's sole cost and expense, either be removed by Sublessee prior to the Termination Date or, if permitted by Master Lessor and Master Sublessor shall remain on the Sublease Premises after the Termination Date.

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              e.  Common Areas. Sublessee shall have the right to use the Common
                  Areas (as such term is defined in the Master Lease and Master Sublease) and the exterior patio area (collectively, the "Common Areas") in common with any other occupants of the Premises and/or Complex, pursuant to such rules and regulations as Sublessor may determine in its discretion.

     3.       TERMS OF THE MASTER LEASE.

              a. Sublease Subordinate. This Sublease is subordinate and subject to all of the terms and conditions of the Master Lease and the Master Sublease. If the Master Lease and/or Master Sublease terminates for any reason whatsoever, this Sublease shall terminate concurrently, and the parties hereto shall be relieved of any liability thereafter accruing under this Sublease, except for the liabilities of the parties which by the terms of this Sublease survive the expiration or earlier termination of this Sublease.

              b. Sublessee's Obligations. Sublessee shall keep and maintain the Sublease Premises as required of the "Tenant" by Section 7A of the Master Lease and as required of the "Subtenant" by Section 7(a) of the Master Sublease. For the benefit of Master Lessor, Master Sublessor and Sublessor, Sublessee hereby expressly agrees from and after the Commencement Date to assume, to be bound by, and to perform all the terms, conditions and covenants of the Master Lease and Master Sublease to be fulfilled, performed or observed by Sublessor with respect to the Sublease Premises and/or Sublessee's activities in, on or around the Sublease Premises and the Complex. Sublessee shall not commit or suffer at any time any act or omission that would violate any provision of the Master Lease or Master Sublease.

              c. Master Lessor's Obligations. Except to the extent otherwise expressly provided in this Sublease, Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Sublease Premises that are the obligation of the Master Lessor under the Master Lease, it being understood that Sublessee shall look solely to Master Lessor for performance of any such service, maintenance or repairs. However, if Master Lessor shall fail to perform its obligations under the Master Lease, Sublessor, upon receipt of written notice from Sublessee, shall use its best efforts to attempt to enforce the obligations of Master Lessor under the Master Lease; provided, however, that Sublessor shall not be required to incur any material costs or expenses in connection therewith unless Sublessee agrees to reimburse Sublessor for any such costs and expenses as Additional Rent hereunder.

              d. Master Sublessor's Obligations. Except to the extent otherwise expressly provided in this Sublease, Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Sublease Premises that are the obligation of the Master Sublessor under the Master Sublease, it being understood that Sublessee shall look solely to Master Sublessor for performance of any such service, maintenance or repairs. However, if Master Sublessor shall fail to perform its obligations under the Master Sublease, Sublessor, upon receipt of written notice from Sublessee, shall use its best efforts to attempt to enforce the obligations of Master Sublessor under the Master Sublease; provided, however, that Sublessor shall not be required to incur any material costs or expenses in connection therewith unless Sublessee agrees to reimburse Sublessor for any such costs and expenses as Additional Rent hereunder.

              e. Sublessor's Rights and Remedies. In addition to all the rights and remedies provided to Sublessor at law, in equity, or under the terms of this Sublease, (i) in the event of any breach by Sublessee of any of its obligations under this Sublease, Sublessor shall have all of the rights and remedies with respect to such breach which are available to Master Lessor in the event of any breach under the Master Lease and to Master Sublessor in the event of a breach under the Master Sublease; and (ii) as a further remedy, if Sublessee fails to perform any act on its part to be performed pursuant to the requirements of the Master Lease, Master Sublease or as otherwise required by this Sublease, within any applicable grace periods provided herein, then Sublessor may, but shall not be obligated to, fulfill such obligations of Sublessee, including entering the Sublease Premises to perform any such act, and all costs and expenses incurred by Sublessor in doing so, including, but

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                  not limited to, attorneys' fees and costs, shall be deemed
                  Additional Rent payable by Sublessee to Sublessor upon demand.

     4.       SUBLEASE TERM.

               a. Commencement and Termination Dates. The term of this Sublease
                  ("Sublease Term") shall be for the period of time commencing on the date (the "Commencement Date") that is the latter of
                  (i) January 15, 2002; or (ii) the date that Master Lessor and Master Sublessor have executed the Consent to Sublease attached hereto as Exhibit E. The Sublease Term shall end on the termination date described in Section 1 or on such earlier date of termination as provided in this Sublease (the "Termination Date").

              b. Delay in Commencement. If for any reason possession of the Sublease Premises has not been delivered to Sublessee by the scheduled Commencement Date or any other date, Sublessor shall not be liable to Sublessee or any other person or entity for any loss or damage resulting therefrom. In the event of such delay, the Commencement Date shall be delayed until possession of the Sublease Premises is delivered to Sublessee, but the Termination Date shall not be extended. If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee within sixty (60) days after the scheduled Commencement Date, then Sublessee may terminate this Sublease by giving written notice to Sublessor within ten (10) days after the expiration of the sixty (60) day period, and the parties shall have no further liability thereafter accruing under this Sublease; provided, however, that if Sublessor tenders possession to Sublessee within five (5) days after receipt of Sublessee's notice of termination, such notice shall be void.

              c. Early Access. Sublessor shall permit Sublessee access to the Sublease Premises on from and after December 15, 2001, for the following limited purposes only: (i) installing a T-1 line in the Sublease Premises; and (ii) space planning by Sublessee and its contractors and architects; provided no alterations or work shall be done within the Sublease Premises except as provided in (i) above. Sublessee shall, prior to such date, deliver to Sublessor certificates of insurance evidencing the policies required of Sublessee under this Sublease.

     5.       RENT AND ADDITIONAL EXPENSES.

              a. Payment of Rent. All monies payable by Sublessee under this Sublease shall constitute "Rent" for all purposes under this Sublease. All Rent shall be paid in lawful money of the United States, without any deduction or offset, to Sublessor at the address specified in Section 1 or such other place as Sublessor may designate in writing. No payment by Sublessee of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to its right to recover the balance of such Rent or to pursue any other remedy. Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated based on a thirty (30) day month.

              b. Minimum Monthly Rent. Sublessee shall pay to Sublessor the sum set forth in Section 1 hereof as Minimum Monthly Rent, in advance, on the first day of each calendar month throughout the Sublease Term, commencing on the Rental Commencement Date. Minimum Monthly Rent is calculated by multiplying the monthly per square foot rental charge and the sum of the rentable square footage of the Sublease Premises and the Sublessee's pro-rate share of the approximate rentable square footage of the interior common areas (4,488).

              c. Additional Rent. In addition to Minimum Monthly Rent, commencing on the Rental Commencement Date, Sublessee shall pay to Sublessor, on the first day of each calendar month, as "Additional Rent," estimated payments for Sublessee's pro-rata share of real property taxes and assessments, maintenance, repair, management, insurance, utilities and other charges attributable to and/or accruing against the Sublease Premises and the related common areas for the

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                  Sublease Term, in such amounts as are payable by Sublessor under the Master Sublease. Prior to delivery of such to Sublessee, Sublessee shall pay to Sublessor the sum of Five Dollars ($5.00) per security badge required for Sublessee's occupancy of the Sublease Premises, such sum shall also be due and owing for any replacement security badges.

              d. Prepaid Rent. Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum specified in Section 1 as Prepaid Rent, which shall be applied to the installments of Minimum Monthly Rent first coming due under this Sublease.

              e. Late Charge. If Sublessee fails to pay any Rent when due, then Sublessee shall pay Sublessor a late charge in an amount equal to five percent (5%) of such delinquent amount as liquidated damages for Sublessee's failure to make timely payment. Any notice given by Sublessor pursuant to any statute governing unlawful detainer actions shall be deemed to be concurrent with, and not in addition to, the notice required herein. This provision for a late charge shall not be deemed to grant Sublessee a grace period or extension of time for performance. If any Rent remains delinquent for a period in excess of fifteen (15) days then, in addition to such late charge, Sublessee shall pay to Sublessor interest on the delinquent amount from the date such amount was due until the date such amount is paid in full, at the lesser of ten percent (10%) per annum or the maximum rate permitted by law.

     6.  SECURITY FOR SUBLESSEE'S PERFORMANCE.

              a. Security Deposit. Upon execution of this Sublease, Sublessee shall deposit with Sublessor in cash the sum specified in
                  Section 1 hereof as a security deposit, and not as prepayment of rent (the "Security Deposit"). The Security Deposit shall be held by Sublessor as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, then Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any loss or damage sustained by Sublessor due to such failure by Sublessee and, in this regard, Sublessee hereby waives any restriction on the uses to which the Security Deposit may be put contained in any applicable law. Sublessee shall upon demand restore the Security Deposit to the original sum deposited. The Security Deposit shall not bear interest nor shall Sublessor be required to keep such sum separate from its general funds. If Sublessor transfers the Sublease Premises during the Sublease Term, Sublessor may pay the Security Deposit to any transferee of Sublessor's interest in conformity with the provisions of applicable law, in which event the transferring Sublessor will be released from all liability for the return of the Security Deposit. If Sublessee performs every provision of this Sublease to be performed by Sublessee, then to the extent not otherwise applied by Sublessor as provided herein, the Security Deposit shall be returned to Sublessee within thirty (30) days after the termination of the Sublease Term. In the event of bankruptcy or other debtor-creditor proceedings filed by or against Sublessee, such Security Deposit shall be deemed to be applied first to the payment of Rent due Sublessor for the period immediately prior to the filing of such proceedings.

              b. Letter of Credit. As additional security for the performance of every provision of this Sublease to be performed by Sublessee, Sublessee shall deposit with Sublessor on or before the Commencement Date, an unconditional, irrevocable sight draft letter of credit in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (as may be amended, extended or replaced, "Letter of Credit"), in form and content reasonably acceptable to Sublessor (including, but not limited to, a provision that any termination or cancellation thereof not be effective until at least ten (10) days after delivery of written notice to Sublessor of such termination or cancellation) and drawn on a commercial lender reasonably acceptable to Sublessor, having a term equal to, or being automatically renewable to, January 14, 2003, subject to the second paragraph of this section. Upon any default beyond applicable notice and cure periods ("Event of Default") pursuant to the terms of this Sublease, without waiver of any rights that Sublessor may have under this Sublease or at law or in equity as a result of an Event of Default, Sublessor shall have the right

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                  to draw upon the Letter of Credit, in whole or in part, either prior to, concurrently with or after Sublessor's application of all or any portion of the Security Deposit, for payment of any sums as provided in this section with respect to application of the Security Deposit. If all or any portion of the Letter of Credit is drawn upon by Sublessor hereunder, Sublessee shall, within ten (10) days after written demand therefore, restore the Letter of Credit to its original amount, or if drawn upon in full, deliver to Sublessor a replacement Letter of Credit, and Sublessee's failure to do so shall constitute an Event of Default under this Sublease. In addition, the failure at any time by Sublessee to keep the Letter of Credit in full force and effect as required hereunder shall constitute an Event of Default under this Sublease. In the event that the Letter of Credit has an expiration date that is prior to January 14, 2003, and does not provide for automatic renewals through and including January 14, 2003, then, no later than thirty (30) days prior to each scheduled expiration date of the Letter of Credit, Sublessee shall cause the Letter of Credit to be either extended for a period of at least one (1) year or replaced to the reasonable satisfaction of Sublessor, such that the Letter of Credit shall remain in full force and effect and drawable by Sublessor through and including January 14 2003. If Sublessor has not received any such extension or replacement on or before the date that is thirty (30) days prior to the then scheduled expiration date of the Letter of Credit, Sublessor shall be entitled to draw down on the Letter of Credit in full, and the funds so drawn by Sublessor shall be added to the Security Deposit then held by Sublessor under this Sublease and shall thereafter be held by Sublessor as part of such Security Deposit, subject to and in accordance with the terms of this Section 6. Notwithstanding anything contained in this Sublease to the contrary, if Sublessor draws on the Letter of Credit, then Sublessee shall have the right, upon ten (10) days' prior written notice to Sublessor, to obtain a refund from Sublessor of any unapplied proceeds of the Letter of Credit which Sublessor has drawn upon, any such refund being conditioned upon Sublessee simultaneously delivering to Sublessor a new replacement Letter of Credit in the amount then required, and otherwise meeting the requirements contained in this Section. In the event Sublessee has not provided Sublessor with written notice of its election to obtain a refund of any unapplied proceeds of the Letter of Credit within ten (10) days of the draw of such funds by Sublessor, Sublessee shall have waived its right to obtain a refund of such funds.

     7.  USE.

              a. Use of the Sublease Premises. Sublessee shall use the Sublease Premises solely for the purposes specified in Section 1 in strict conformance with the applicable requirements of the Master Lease and Master Sublease, and for no other purpose whatsoever.

              b. Suitability. Sublessee acknowledges that, except as may be explicitly stated in this Sublease, neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Sublease Premises, the permitted uses that can be made of either under existing laws, or the suitability of either for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises.

              c.  Hazardous Materials.

                 i. Definitions. As used herein, the term "Hazardous Material"
                    shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any state, federal, or local government authority, including without limitation all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the Department of Labor, the Department of Transportation, the Department of Agriculture, the Department of Health Services or the Food and Drug Agency, as well as any chemicals, materials, substances or wastes which are now or hereafter defined as or included in the definition of "hazardous substances", "hazardous materials", "toxic substances", "extremely hazardous substances", "toxic pollutants", or words of similar import, under any applicable Environmental Laws. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (1) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (2) gasoline, diesel fuel, or other petroleum hydrocarbons; (3) polychlorinated biphenyls; (4) asbestos containing materials; (5) urea formaldehyde foam insulation; (6) radon gas; (7) mercury; and (8) lead-based paints. As used herein, the term "Environmental Laws" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items, of any state, federal, or local government authority, and all principles of common law pertaining to the regulation and protection of human health, safety, and damages to natural resources, including, without limitation, Releases and threatened Releases or otherwise relating to the operation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. As used herein, the term "Release" shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing or release of Hazardous Materials.

                      ii. Use Restriction. To the extent permitted by Master Lessor and Master Sublessor, provided Sublessee complies with Environmental Laws (as such term is defined hereinafter), Sublessee shall be permitted to use KODAK Medical X-Ray Developer, Working Solution and KODAK Medical X-Ray Liquid Fixer and Replenisher in an amount not to exceed twenty (20) gallons in the aggregate per month. To the extent Sublessee desires to use different or additional chemicals or greater amounts of said chemicals, Sublessee shall be required to obtain Master Lessor, Master Sublessor and Sublessor's consent, which consent may be withheld in said party's sole and absolute discretion. Except as expressly set forth above, Sublessee shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, treated, transported to or from, Released or disposed of in, on, over, through, or about the Sublease Premises, or any other land or improvements in the vicinity of the Sublease Premises, without the prior written consent of Master Lessor, Master Sublessor and Sublessor, which consent may be withheld in the sole and absolute discretion of Master Lessor, Master Sublessor and/or Sublessor; provided, however, that Sublessee may use small quantities of household cleaners and office supplies typically used in connection with professional offices. Without limiting the generality of the foregoing, (a) any use, storage, generation, discharge, treatment, transportation, Release, or disposal of Hazardous Material by Sublessee shall strictly comply with all applicable Environmental Laws, and (b) if the presence of Hazardous Material on the Sublease Premises caused or permitted by Sublessee or its agents, employees, invitees, visitors or contractors results in contamination of the Sublease Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Sublease Premises, Sublessee, at its expense, shall promptly take all actions necessary to report, investigate and/or remediate such condition in accordance with all applicable Environmental Laws.

                      iii. Notification. In addition, if the Sublessee knows or
                           has reasonable cause to believe that a Release or other environmental condition required to be reported to local, state, or federal regulatory authorities has occurred on the Sublease Premises, Sublessee must give written notice of the Release and/or condition to Master Lessor, Master Sublessor, and Sublessor within a reasonable period of time following the discovery of the Release or environmental condition. Sublessee must provide notice of any local, state, or federal governmental filings or claims made or notices received by Sublessee from any regulatory authority or third party relating to any threatened claim or alleged violation of Environmental Laws or environmental matters.

     8. SURRENDER. Subject to the provisions of this Sublease, the Master Lease and the Master Sublease regarding damage or destruction due to casualty or condemnation, upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Sublease Premises broom clean and in the same condition and repair as the Sublease Premises were delivered to Sublessee, excepting only ordinary wear and tear and in compliance with the Master Lease and the Master Sublease. To the extent permitted by

         Master Lessor and Master Sublessor, Sublessee shall be permitted to remove any and all of its personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture and/or movable partitions. Furthermore, Sublessee agrees to repair any damage to the Sublease Premises caused by or related to the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Sublessor allows or requires Sublessee to remove, including, without limitation, repairing the floor and patching and/or painting the walls where required by Sublessor to the reasonable satisfaction of Sublessor, Master Lessor and/or Master Sublessor, all at Sublessee's sole cost and expense. Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including, without limitation, any claims made by the Master Lessor, Master Sublessor and/or any succeeding tenant founded on such delay. Such indemnity obligation shall survive the expiration or earlier termination of this Sublease.

     9. CONSENT. Whenever the consent or approval of Master Lessor is required pursuant to the terms of the Master Lease or the consent or approval of Master Sublessor is required pursuant to the terms of the Master Sublease, for the purposes of this Sublease, Sublessee, in each such instance, shall be required to obtain the written consent or approval of Master Lessor, Master Sublessor and/or Sublessor. If Master Lessor and/or Master Sublessor refuses to grant its consent or approval, Sublessor may withhold its consent or approval and Sublessee agrees that such action by Sublessor shall be deemed reasonable.

     10. INSURANCE. All insurance policies required to be carried by "Tenant" under the Master Lease and by "Subtenant" under the Master Sublease shall be maintained by Sublessee pursuant to the terms of the Master Lease and Master Sublease, and shall name Sublessor, Master Lessor and Master Sublessor (and such other lenders, persons, firms, or corporations as are designated by Sublessor, Master Lessor or Master Sublessor) as additional insureds by endorsement. All policies shall be written as primary policies with respect to the interests of Master Lessor, Master Sublessor and Sublessor and such other additional insureds and shall provide that any insurance carried by Master Lessor, Master Sublessor or Sublessor or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. All policies shall also contain "cross liability" or "severability of interest" provisions and shall insure the performance of the indemnity set forth in Section 14 of this Sublease. Sublessee shall provide Master Lessor, Master Sublessor and Sublessor with copies or certificates of all policies, including in each instance an endorsement providing that such insurance shall not be cancelled or amended except after thirty (30) days prior written notice to Master Lessor, Master Sublessor and Sublessor. All deductibles, if any, under any such insurance policies shall be subject to the prior reasonable approval of Sublessor, and all certificates delivered to Master Lessor, Master Sublessor and Sublessor shall specify the limits of the policy and all deductibles thereunder.

     11. NOTICES.

              a. Notice Requirements. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Sublease shall be in writing and may be given by (i) personal delivery, (ii) nationally recognized overnight courier such as Federal Express, (iii) facsimile transmission, or (iv) United States registered or certified mail addressed as shown in Section 1. Any notice or demand so given shall be deemed to be delivered or made on (w) the date personal service is effected, (x) the next business day if sent by overnight courier, (y) the same day as given if sent by facsimile transmission which is received by 5:00 p.m. Pacific time with a copy deposited in the United States mail, postage prepaid, or (z) the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) calendar days prior to the date such change is desired to be effective.

              b. Notices from Master Lessor and Master Sublessor. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor and Master Sublessor within twenty four (24) hours of receiving or delivering such notice or demand.

     12. DAMAGE, DESTRUCTION, CONDEMNATION. To the extent that the Master Lease and/or Master Sublease gives Sublessor any rights following the occurrence of any damage, destruction or condemnation to terminate the Master Lease and/or Master Sublease, to repair or restore the Sublease Premises, to contribute toward such repair or restoration costs to avoid termination, to obtain and utilize insurance or condemnation proceeds to repair or restore the Sublease Premises, or any similar rights, such rights shall be reserved to and exercisable by Sublessee. The exercise of any such right shall under no circumstances constitute a default or breach under this Sublease or subject either party to any liability therefor.

     13. ENTRY BY SUBLESSOR. Sublessee shall permit Sublessor, Master Sublessor and their respective agents to enter the Sublease Premises at any reasonable time for the purpose of inspecting the same or posting a notice of non-responsibility for alterations, additions or repairs, upon at least twenty-four (24) hours prior notice (except that no notice shall be required in the case of emergency).

     14. INDEMNITY; EXEMPTION OF SUBLESSOR FROM LIABILITY.

              a. Sublessee Indemnity. Sublessee shall indemnify, defend (with counsel reasonably satisfactory to Sublessor), protect and hold harmless Sublessor, Master Lessor and their respective agents, employees, contractors, stockholders, officers, directors, successors and assigns from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, penalties, fines, and expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of, resulting from, or related to (i) any injury or death to any person or injury or damage to property caused by, arising out of, or involving any of the following, except (with respect to the indemnity accorded to Sublessor only) to the extent caused by Sublessor's own negligence or willful misconduct: (1) Sublessee's use of the Sublease Premises, the conduct of Sublessee's business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Sublease Premises or the common areas of the Complex, (2) a breach by Sublessee in the performance in a timely manner of any obligation of Sublessee to be performed under this Sublease, or (3) the negligence or willful misconduct of Sublessee or Sublessee's agents, contractors, employees, subtenants, licensees, or invitees, and/or (ii) the storage, use, generation, discharge, treatment, transportation, presence, Release or disposal of any Hazardous Material by Sublessee or its agents, employees, invitees, visitors or contractors in, on, over, through, from, about, or beneath the Sublease Premises or any other property. This indemnity shall survive the expiration or earlier termination of this Sublease.

              b. Sublessor Indemnity. Except in the case of an indemnification obligation set forth in Section 14(a), Sublessor agrees to indemnify, defend and hold Sublessee and Sublessee's shareholders, members, agents, officers, partners, employees, sublessees, and concessionaires harmless from and against any and all claims, actions, damages, liabilities, and expenses to the extent occasioned by any act or omission of Sublessor or Sublessor's employees, agents or contractors.

              c. Sublessee Waiver. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Sublease Premises arising from any cause and Sublessee hereby waives all claims in respect thereof against Sublessor, except in connection with damage or injury caused solely by the gross negligence or willful misconduct of Sublessor or its authorized agents; provided, however, that in no event shall Sublessor be liable for any loss of profits or any special, indirect, incidental, consequential or punitive damages, however caused and on any theory of liability. This waiver shall survive the expiration or earlier termination of this Sublease.

              d. Mutual Waiver of Subrogation. Each party (the "First Party") hereby releases the other party (the "Second Party"), and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Sublease Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Sublease Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance carried by the First Party at the time of such loss or which would have been in force had the First Party carried the insurance required hereunder, by the Master Lease or Master Sublease (collectively, the "Effective Coverage") irrespective of any negligence on the part of the Second Party that may have contributed to or caused such loss; subject to the following limitations: (i) the Second Party shall not be released from any liability to the extent that such damages are not covered by the insurance recovery under the Effective Coverage or are the result of willful acts by the Second Party, and (ii) the Second Party shall be responsible for reimbursing the First Party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

     15. ASSIGNMENT AND SUBLETTING. Sublessee shall not voluntarily or by operation of law assign this Sublease or enter into license or concession agreement, sublet all or any part of the Sublease Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Sublessee's interest in this Sublease or in the Sublease Premises or any part thereof, without the prior written consent of Master Lessor (pursuant to the terms of the Master Lease), Master Sublessor (pursuant to the terms of the Master Sublease) and Sublessor (whose consent shall not be unreasonably withheld or conditioned). Any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a default by Sublessee under this Sublease. Fifty percent (50%) of any and all compensation realized by Sublessee under any such sublease or assignment in excess of the Rent payable under this Sublease shall belong to Sublessor. Notwithstanding any assignment or subletting, Sublessee shall not be relieved of its obligations hereunder, and a consent to one assignment or subletting shall not constitute a consent to any other assignment or subletting or a waiver of the provisions of this section.

     16. DELIVERY OF DOCUMENTS. Sublessee shall execute and deliver any document or other instrument required by Master Lessor, Master Sublessor or Sublessor pursuant to the Master Lease or Master Sublease within five
         (5) business days following receipt of a written request from Master Lessor, Master Sublessor or Sublessor. Failure to comply with this provision shall constitute a default by Sublessee under this Sublease.

     17. HOLDING OVER. Any holding over by Sublessee after the termination of the Sublease Term shall constitute a tenancy at sufferance and not a renewal or extension of this Sublease or give Sublessee any rights in or to the Sublease Premises. In the event of any such holding over, Sublessee shall pay Sublessor without demand an amount equal to Two Hundred Percent (200%) of any and all amounts which Sublessor is required to pay Master Sublessor pursuant to the Master Sublease, computed on a daily basis for each day of the holdover period; plus (b) all other amounts due and payable under the Sublease; plus (c) all other amounts that Sublessor may become liable for under the Master Sublease; plus (d) any and all other damages, costs, expenses, and fees incurred or suffered by Sublessor as a result of such holdover by Sublessee.

     18. PARKING. Subject to the terms of the Master Lease, Master Sublease and such reasonable rules and regulations that may be promulgated by Master Lessor, Master Sublessor and/or Sublessor from time to time, Sublessee shall have the non-exclusive right in common with other tenants and occupants of the Complex to use, free of a monthly fee during the Sublease Term, its pro rata share of the Complex's non-reserved parking area. Sublessor shall retain for its sole use the reserved spaces allocated to Sublessor under the Master Sublease.

     19. SIGNAGE. Subject to any and all applicable rules and regulations and applicable law, Sublessee shall be permitted to place an identification sign on the Sublease Premises of such type and design and at such place as Master Lessor, Master Sublessor and Sublessor shall reasonably designate after written request by Sublessee. Sublessee shall have be permitted the use of the upper fifty percent (50%) of each side of the monument sign currently located on the Complex and shall be permitted to use the Complex directory in conjunction with other Tenants of the Complex.

     20. FURNITURE AGREEMENT. During the Sublease Term, Sublessee shall be entitled to use certain existing cubicles, telephone equipment, cabling, and fixtures currently located in the Sublease Premises, as more specifically described in that certain Furniture Rental Agreement dated of even date herewith, a copy of which is attached hereto as Exhibit D ("Sublessor's Property").

     21. ACCESS TO UTILITY CONTROLS AND ROOF. Sublessor and Sublessee acknowledge that access to the roof of the building containing the Premises and the controls for the HVAC system, public address system and certain other utilities serving the Sublease Premises are located on a portion of the second floor of the Premises which is not within the Sublease Premises. Sublessor agrees that it shall provide Sublessee with access to such roof access and utility controls to the extent they serve the Sublease Premises upon reasonable prior notice given by Sublessor to Sublessee. Sublessor shall have the right to require Sublessee's agents or employees to be accompanied by an agent or employee of Sublessor during such periods of access. Sublessee's access shall not unreasonably interfere with the occupant of the space where the roof access and utility controls are located.

     22. GENERAL PROVISIONS.

              a. Severability. If any term or provision of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

              b. Attorneys' Fees; Costs of Suit. If Sublessee or Sublessor shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Sublease, including any suit by Sublessor for the recovery of Rent or possession of the Sublease Premises, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expert witness' fees, and costs.

              c. Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure to perform the same or any other such term, covenant or condition. Acceptance by Sublessor of any performance by Sublessee after the time the same shall have become due shall not constitute a waiver by Sublessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Sublessor in writing.

              d. Brokerage Commissions. The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, except for the brokers named in Section 1. Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this Section 21(d). Pursuant to a separate written agreement Sublessor shall pay a brokerage commission to Sublessor's Broker who shall in turn pay a commission to Sublessee's Broker. Notwithstanding anything contained herein to the contrary, Sublessor shall not be responsible for any brokerage commission due in connection with the entering into by Sublessee with Master Sublessor of that certain Sublease dated January 3, 2002, for the extension of Sublessee's tenancy in the Sublease Premises. Further, Sublessee shall indemnify, defend, protect and hold Sublessor harmless from any claims, damages, costs, expenses (including attorney's fees) arising from any commission due pursuant to the foregoing.

              e. Binding Effect. Preparation of this Sublease by Sublessor or Sublessor's agent and submission of the same to Sublessee shall not be deemed an offer to lease. This Sublease shall become binding upon Sublessor and Sublessee only when fully executed by Sublessor and Sublessee. Sublessor and Sublessee acknowledge and agree that this Sublease is expressly conditioned upon obtaining the consent of Master Lessor and Master Sublessor hereto following such full execution by Sublessor and Sublessee, which consent may be in the form attached as Exhibit E hereto or such other form as Master Lessor and Master Sublessor may require. In the event such consent is not so obtained within thirty (30) days following the date of this Sublease, then this Sublease shall automatically terminate and be without further force or effect. In such event, Sublessor shall promptly return to Sublessee any Prepaid Rent and Security Deposit paid by Sublessee to Sublessor pursuant to this Sublease, and neither party shall have any liability to the other party thereafter accruing.

              f. Entire Agreement. This instrument, along with any exhibits and addenda hereto, constitutes the entire agreement between Sublessor and Sublessee relative to the Sublease Premises. This Sublease may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee. There are no oral agreements or representations between the parties affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

              g. Quiet Enjoyment. Sublessor covenants and agrees with Sublessee that upon Sublessee paying the Rent and observing and performing all the covenants, agreements and conditions on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Sublease Premises without hindrance of Sublessor or any person lawfully claiming under Sublessor, subject, nevertheless, to the terms and conditions of this Sublease.

              h. Execution. This Sublease may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Sublease represents that the execution of this Sublease has been duly authorized by the party on whose behalf the person is executing this Sublease.

                    (signatures to follow on succeeding page)

Sublessor:                                             Sublessee

INTERWOVEN, INC.                                       R2 TECHNOLOGY, INC.
a Delaware corporation                                 a Delaware corporation


By:      /s/ David Allen                               By:      /s/ Richard Enck
     -------------------------------                        --------------------
Name:    David Allen                                   Name:    Richard Enck
       -----------------------------                          --------------
Its:     V.P. and CFO                                  Its:     C.O.O.
      ------------------------------                         ---------

                                    EXHIBIT A

                                  MASTER LEASE

                                   Exhibit A

                          BUILD-TO-SUIT LEASE AGREEMENT
                          -----------------------------

                Landlord: SUNNYVALE PARTNERS LIMITED PARTNERSHIP

                Tenant: FIRST DATA MERCHANT SERVICES CORPORATION

                                 March 18, 1997

TABLE OF CONTENTS

                                                                                 Page

1.       Description                                                              1
2.       Term and Occupancy                                                       1
3.       Rent                                                                     2
4.       Construction                                                             3
5.       Use                                                                      6
6.       Condition of Demised Premises                                            7
7.       Maintenance and Repairs                                                  8
8.       Alterations                                                              9
9.       Signs                                                                   10
10.      Services                                                                11
11.      Compliance with Law                                                     11
12.      Landlord's Title, Authority, and Quiet Enjoyment:  Tenant's Authority   12
13.      Subordination                                                           13
14.      Assignment and Sublease                                                 14
15.      Lease Extension                                                         15
16.      Impositions                                                             15
17.      Insurance                                                               17
18.      Destruction and Restoration                                             20
19.      Condemnation                                                            21
20.      Default by Tenant                                                       25
21.      Landlord's Remedies                                                     26
22.      Default by Landlord                                                     28
23.      Tenant's Remedies                                                       28
24.      Delivery of Executed Lease                                              28
25.      Termination                                                             28

                                       i

26.      Notices                                                              29
27.      Brokerage                                                            29
28.      Estoppel                                                             29
29.      Hazardous Substances                                                 30
30.      Holdover                                                             31
31.      Surrender                                                            32
32.      Liens                                                                32
33.      Interest; Late Charge                                                33
34.      Inspections                                                          34
35.      Transfer of Landlord's Interest                                      34
36.      Indemnity                                                            34
37.      Modification of Lease                                                35
38.      Memorandum of Lease                                                  35
39.      Paragraph Captions                                                   35
40.      Entire Agreement                                                     35
41.      Choice of Law and Interpretation                                     35
42.      Prevailing Party                                                     36
43.      Exhibits                                                             36
44.      Guarantee                                                            36
45.      Independent Covenants                                                36
46.      Entry by Landlord                                                    37
47.      [Deleted by intent of parties.]                                      37
48.      Survival of Obligations                                              37
49.      Subject to Landlord's Acquisition of Demised Premises                37
50.      Americans With Disabilities Act                                      38
                                       ii

51.      Reports by Tenant                                                    39
52.      Option to Purchase                                                   39
53.      No Third Party Beneficiaries                                         40
54.      Counterparts                                                         41
55.      Consents and Approvals                                               41
56.      Limitation on Damages                                                41
57.      Tenant's Property                                                    41

Exhibit A         -        Legal Description

Exhibit B         -        Site Plan

Exhibit C         -        Plans

Exhibit C-1       -        Construction Schedule

Exhibit D         -        Schedule of Rents

Exhibit E         -        Lease Term Agreement

Exhibit F         -        Memorandum of Lease

Exhibit G         -        Landlord's Development Costs

Exhibit H         -        Permitted Exceptions

Exhibit I         -        Escrow Agreement

          THIS BUILD-TO-SUIT LEASE AGREEMENT (this "Lease") is made as of the _18_th day of March, 1997 (the "date hereof") between SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership, having its principal office at c/o Ridge Sunnyvale, Inc., c/o Ridge Capital Corporation, 257 East Main Street, Barrington, Illinois 60010 (hereinafter referred to as "Landlord"), and FIRST DATA MERCHANT SERVICES CORPORATION, having its principal office at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                              --------------------

         Landlord, for and in consideration of the rents, covenant and agreements hereinafter set forth on the part of Tenant to be paid, kept, observed and performed does hereby lease unto Tenant, and Tenant does hereby take subject to the conditions herein expressed, all that parcel of land situated in the City of Sunnyvale, County of Santa Clara, State of California and legally described on Exhibit A attached hereto and made a part hereof (the "Land"), together with all improvements located and to be constructed thereon by Landlord, which are hereinafter called "Landlord's Improvements." Landlord's Improvements and all improvements, machinery, building equipment, fixtures and other property of Landlord, real, personal or mixed (except Tenant's trade fixtures and any other property of Tenant), installed or located thereon, together with all additions, alterations and replacements thereof are collectively referred to herein as the "Improvements." The Land and the Improvements am sometimes hereinafter collectively referred to as the "Demised Premises". The structure located upon and being a part of the Demised Premises which is constructed to be used as a two story office building containing approximately 80,000 "useable square feet" (as defined in Paragraph 4 below) is hereinafter referred to as the "Building".

          1. Description. Landlord will cause Landlord's Improvements (including
             -----------
the Building and other site improvements depicted on the Site Plan attached hereto and made a part hereof as Exhibit B) to be constructed in substantial accordance with the plans and specifications enumerate on Exhibit C (the "Plans"). Landlord agrees that Landlord shall not make any modifications or changes to the Plans without Tenant's prior written consent. Landlord further agrees to make any changes to the Plans requested by Tenant in writing and if the change requested by Tenant increases or decreases the cost of the Demised Premises, the Base Rent provided for herein shall be adjusted in accordance with the provisions of the formula provided on Exhibit D.

          2. Term and Occupancy. A. The term of this Lease shall commence on the
             ------------------
Construction Completion Date, as provided in Paragraph 4 below (hereinafter referred to as the "Commencement Date"), and shall end on the date which is the last day of the month that includes the twelfth (12th) anniversary of the Commencement Date (hereinafter referred to as the "Expiration Date"), unless the term be extended or earlier terminated as provided herein.

         Landlord shall notify Tenant of the anticipated Construction Completion Date. Landlord agrees to notify Tenant promptly from time to time of any changes in the anticipated Construction Completion Date. Tenant shall have the right to enter the Demised Premises during the approximately ninety (90) day period preceding the Construction Completion Date for the purpose of installing its equipment and Tenant does hereby agree to assume all risk of loss or damage to such equipment, and to indemnify, defend and hold harmless Landlord from and against any loss or damage to such equipment and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons arising out of such installation. Landlord agrees to cooperate with Tenant so that Tenant's contractors and tradespeople will be permitted to reasonably perform their work without material interference. Tenant agrees to cooperate with Landlord so that Landlord's contractors and tradespeople will be permitted to reasonably perform their work without material interference.

          B. Notwithstanding anything else in this Lease to the contrary, Tenant shall have the right to terminate this Lease as of the end of the eighth (8th) Lease Year (the "Early Termination Date") provided that Tenant shall (a) notify Landlord in writing of its election to terminate at least one (1) year prior to the Early Termination Date, and (b) pay to the Landlord, concurrently with the notification to Landlord hereunder, a termination fee by certified or cashier's check or wire transfer of available funds ("Termination Amount") equal to the discounted present value (using Landlord's financing interest rate) amount needed to reduce the remaining unamortized principal balance due on the indebtedness originally incurred by Landlord to finance the Landlord's Development Costs (as defined in Paragraph 19F). If Tenant gives such notice as required hereunder and pays the Termination Amount concurrently therewith, this Lease shall be deemed terminated as to all rights or obligations hereunder (except such rights and obligations as Landlord and Tenant would otherwise have upon normal expiration of the term of this Lease). Any such notice hereunder, not accompanied by the Termination Amount as provided hereinabove, shall be deemed invalid and of no force or effect. Upon Landlord's closing on the permanent loan for the financing of the Landlord's Development Costs, Landlord shall provide to Tenant a copy of the twenty (20) year permanent loan amortization (the "Loan Amortization"), which shall include the principal amount that will be due at the end of the eighth (8th) Lease Year.

          Tenant shall have the right to pay the Termination Amount to any mortgagee of the Demised Promises or other person with a lien on the Demised Premises or the rents derived therefrom, but Tenant shall have no such obligation to do so unless such obligation is specifically set forth in a non-disturbance or other agreement between Tenant and such mortgagee or other lienholder. Notwithstanding the foregoing, Tenant acknowledges and agrees that any payment to any such mortgagee or other lienholder shall only be effectuated by a two-party or two-payee certified or cashier's check, made payable to both Landlord and any such mortgagee or other lienholder.

          3. Rent. The annual base rental ("Base Rent") shall be calculated in
             ----
accordance with the provisions set forth on the Schedule of Rents attached hereto and made a part hereof as Exhibit D. Base Rent shall be paid monthly, in advance, in equal installments, without offset or deduction by wire transfer in accordance with separate instruction given by Landlord to Tenant, on the Commencement Date and on the first day of each month thereafter during the term hereof; provided however, that if the term of this Lease shall commence on a date other than the first day of a calendar month or end on a date other than the last day of a calendar month (i) the first and last month's Base Rent shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month, and (ii) Base Rent reserved for the calendar month of any scheduled rent escalation shall be equitably adjusted upon due consideration of the number of days in such month falling within the preceding Lease Year (as herein defined) and the number of days in such month falling within the current Lease Year. For purposes of this Lease, the term "Lease Year" shall mean the 12-month period commencing on the Commencement Date and each 12-month period thereafter during the term of this Lease (and any renewal or extension thereof), provided that, if the Commencement Date is not the first day of a calendar month, the first "Lease Year" shall be the period commencing on the Commencement Date and ending on the last day of the twelfth
(12th) full calendar month following the Commencement Date and all Base Rent payable for the month in which the Commencement Date occurs shall be paid on the first day of the following calendar month. Notwithstanding the foregoing, on or prior to the date of closing under the Sale Agreement (as defined herein), Tenant shall also deposit into escrow with First American Title Guaranty Company the sum of Two Million Dollars ($2,000,000.00) to cover a portion of the Landlord's Development Costs which shall be disbursed in accordance with the Escrow Agreement attached hereto as Exhibit I.

          4. Construction.
             ------------

          A. Landlord agrees, at Landlord's sole cost and expense, to cause construction of Landlord's Improvements in accordance with the following schedule:

             (a) Landlord shall use reasonable efforts to commence the Site Preparation Phase (as defined in that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions dated March 18, 1997 (the "Sale Agreement") between Regis Homes of Northern California, Inc. and Landlord) as soon as possible following the date Landlord acquires the Land and in any event on or before the date four (4) business days following the date Landlord acquires the Land (the "Estimated Construction Commencement Date"), in accordance with the Plans and in accordance with the construction schedule attached hereto as Exhibit C-1 (the "Construction Schedule") and shall
                   -----------
diligently pursue construction in an effort to complete Landlord's Improvements on or before the Estimated Construction Completion Date (as herein defined); provided, however, if delay is caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant including, without limitation, changes ordered by Tenant, or delays caused by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, State or Federal governments affecting the work, or other similar causes beyond the Landlord's reasonable control, then the time of commencement of said construction shall be extended for the additional time caused by such delay (such delays are each hereinafter referred to as an "excused delay"). The date on which Landlord actually commences construction of Landlord's Improvements shall be referred to as the "Construction Commencement Date."

             (b) Landlord shall use all reasonable efforts to substantially complete construction of Landlord's Improvements as soon as possible following the Construction Commencement Date in accordance with the Construction Schedule attached hereto as Exhibit C-1, as may be extended by excused delays (the "Estimated Construction Completion Date"). The date on which Landlord substantially completes construction of Landlord's Improvements (except for work to be performed by Tenant) shall be referred to as the "Construction Completion Date." Landlord acknowledges that Tenant will suffer significant damages if Landlord fails to deliver the Demised Premises on or before the Estimated Construction Completion Date and that time is of the essence with respect to Landlord's completion of the Landlord's Improvements as required herein. If Landlord fails to cause the Landlord's Improvements to be substantially completed on or before the Estimated Construction Completion Date, as said date may be extended from time to time due to excused delays, Landlord shall be obligated to pay to Tenant the following sums for each day after the Estimated Construction Completion Date until the Construction Completion Date up to the maximum of sixty-five (65) days of delay and thereafter, Landlord shall be liable for Tenant's actual damages for the delay (which shall include Tenant's actual costs incurred in connection with holding over at its present location and/or renting reasonably acceptable substitute space): (a) for the first thirty (30) days of delay, the sum of One Thousand Dollars ($1,000.00) per day for each calendar day of delay; (b) for the thirty-first (31st) day through the sixtieth (60th) day of delay, the sum of Two Thousand Five Hundred Dollars ($2,500.00) per day for each calendar day of delay; and (c) for the sixty-first
(61st) day through the sixty-fifth (65th) day of delay, the sum of Seven Thousand Five Hundred Dollars ($7,500.00) per day for each calendar day of delay. Notwithstanding the foregoing, in no event shall Landlord be liable to Tenant for any punitive, special, incidental, indirect or consequential damages of any kind whatsoever, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages. Landlord shall pay the sums calculated above (other than actual damages accrued after the 95th day of delay) within thirty (30) days after the Commencement Date. In connection with the foregoing, Landlord agrees to deposit into escrow for the benefit of Tenant all damages received from Regis Contractors of Northern California, L.P. pursuant to Section 1.7 of that certain Construction Management Agreement dated March 18, 1997. Tenant agrees to deliver to Landlord an accounting of Tenant's actual damages upon request.

          B. Tenant or its architect will from time to time upon written request of Landlord or Landlord's construction lender certify that the construction of Landlord's Improvements has been completed to that point to the reasonable satisfaction of Tenant. Notwithstanding the foregoing, nothing contained herein shall be deemed to abrogate, waive or compromise any of Tenant's rights hereunder with respect to the construction and completion of Landlord's improvements.

          C. In the event this Lease has not been terminated pursuant to Paragraph 49 of the Lease, Landlord and Tenant promptly shall execute a document substantially in the form attached hereto as Exhibit E and made a part hereof, to establish the Commencement Date and the Expiration Date.

          D. The following phrases shall have the meanings set forth below:

              (a) The phrase "commence[d][s] construction of Landlord's improvements" as used herein means issuance of all necessary permits needed to commence construction, a building permit, execution of a construction contract or contracts for the completion of Landlord's Improvements in accordance with the Plans, execution of this Lease, and excavation work has commenced.

              (b) The phrase "substantial[ly] complete[ed] [ion] [of] construction of Landlord's Improvements as used in this Lease shall mean the municipality having jurisdiction thereof issues a certificate of occupancy permitting Tenant to occupy Landlord's Improvements or takes such other action as may be customary to permit occupancy or use thereof for the purposes provided herein and Landlord's Improvements am otherwise ready for beneficial use and occupancy by Tenant subject to completion of any punchlist items (as defined herein) by Landlord and Landlord's architect certified to Tenant in writing that Landlord's improvements have been constructed and completed in a good and workmanlike manner in substantial accordance with the Plans and that to the best of its knowledge the Plans comply with applicable laws, including without limitation all building codes, zoning ordinances and regulations and the Act (as defined herein) and Landlord's Improvements are otherwise ready for beneficial use and occupancy by Tenant subject to completion of any punchlist items by Landlord; provided, however, the issuance of a certificate of occupancy or such other action as may be customary to permit occupancy or use thereof and the issuance of the architect's certificate shall not be a condition to payment of rent or commencement of the term if failure to secure such certificate of occupancy or action or architect's certificate is caused by the act or neglect of Tenant or if matters required for issuance are the responsibility of Tenant.

              (c) The phrase "usable square feet" means the square feet contained within the inside of the exterior walls of the Building.

          E. Within fifteen (15) days after the Construction Completion Date, Tenant, Landlord and Landlord's Architect shall prepare and execute a punchlist (the "punchlist") of incomplete and incorrect items which shall include details of construction and mechanical and electrical adjustments which are minor in character and do not materially interfere with Tenant's use or enjoyment of the Demised Premises in accordance with the provisions of this Lease, and may also include landscaping and other items which do not materially affect Tenant's use of the Demised Premises but which cannot be immediately completed because of weather, or any items listed on the Plans or the Construction Schedule as items to be completed after substantial completion of the Landlord's Improvements, if any (such items are sometimes hereinafter referred to as "punchlist items"). Landlord shall use all reasonable efforts to complete the punchlist items as soon as possible after its receipt of the punchlist, and to minimize disruption of Tenant's business and other inconveniences to Tenant, subject to excused delays. If Landlord fails to complete the punchlist items within ninety (90) days after the receipt by Landlord of the completed punchlist by Tenant, subject to excused delays, then Tenant shall have the right, but not the obligation, to complete the punchlist items and Landlord shall reimburse Tenant for its reasonable out-of-pocket expenditures in connection there upon presentation of invoices in sufficient detail and lien waivers covering performance of the work. Nothing herein contained shall be deemed or construed to permit Tenant to offset against Base Rent or other charges payable by Tenant hereunder. Landlord shall deliver to Tenant "as built" working drawings of the Landlord's Improvements within sixty (60) days after completion of the punchlist items.

          Landlord shall maintain a retainage of a minimum of ten percent (10%) of the cost the so-called tenant improvement portion of the Landlord Improvements (the "TI Work") or based on an estimated approximate cost for the TI Work. The aforementioned retainage shall not be released until the punchlist items for TI Work have been completed to Tenant's reasonable satisfaction.

          F. Landlord shall at its own expense correct or repair any parts of Landlord's Improvements that fail to conform with the requirements of the Plans during the period of construction of Landlord's Improvements (unless Tenant is willing to accept such non-conforming work and so notifies Landlord thereof in writing). Landlord shall correct any defects in the construction of Landlord's Improvements not caused by Tenant which appear within a period of one (1) year from the Construction Completion Date, but not otherwise. Landlord shall obtain for the joint benefit of Landlord and Tenant, a joint, non-exclusive assignment of all contractor, subcontractor, equipment, material and manufacturers' warranties relating to the Landlord's Improvements which shall contain a minimum of a one (1) year warranty period commencing with the contractors' or subcontractors' completion of the work included in Landlord's Improvements (the "Warranties"). Furthermore, on the Construction Completion Date, Landlord shall assign to Tenant the non-exclusive right to enforce any and all Warranties and Landlord agrees to reasonably cooperate with Tenant's pursuit of any and all claims under the Warranties.

          G. Tenant shall have the right to request that changes be made to the Plans. Within ten (10) days after Tenant's requests, Landlord shall provide an estimate of the amount that the change will increase or decrease the cost of completing the Landlord's Improvements and the time adjustment to the Construction Schedule, if any. If Tenant approves the change following receipt of the estimates, Landlord shall submit a change order to its contractors to implement the change requested by Tenant. The estimated increase or decrease in the time required to complete the Landlord's Improvements resulting from Tenant's change shall be reflected as an adjustment to the Construction Schedule and shall be deemed an "excused delay" and any net increase or decrease in Landlord's construction costs due to Tenant's change order, shall be borne by or credited to Tenant, as the case may be, by means of an adjustment to the Schedule of Rents in accordance with the formula established on Exhibit D.

          H. If due to change orders initiated by Tenant, Landlord's Development Costs exceed the amount of then concurrent with any such change order, Tenant agrees to deposit into the escrow created by the Escrow Agreement (as defined in Paragraph 3 hereof) the total amount of any such increase in Landlord's Development Costs in excess of. Notwithstanding the foregoing, upon the closing of the permanent financing for the Demised Premises occurring on or after the Commencement Date, Landlord shall reimburse Tenant for all such increased costs and the Base Rent shall be adjusted in accordance with the formula established on Exhibit D; provided, however, Base Rent shall not be adjusted until such time as Tenant is reimbursed hereunder.

          5. Use.
             ---

          A. The Demised Premises shall be used and occupied for general office purposes and for any other purpose which does not violate any applicable law, rule, ordinance or regulation of any applicable government authority having jurisdiction ("Tenant's Use"). Landlord represents that, to its actual knowledge, the Demised Premises are currently zoned "O," Administrative

Professional District and R1.7/PD, low medium density residential district under the zoning ordinance of the City of Sunnyvale, California, which zoning classification, to Landlord's actual knowledge, will not restrict or limit Tenant's Use; provided, however, Landlord makes no representation as to whether a special use permit, zoning, variance or comparable relief from the local zoning ordinance is required to conduct Tenants Use, and if such special use, variance or comparable relief is required, Tenant shall obtain the same (at its sole cost and expense). Landlord further represents, to its actual knowledge without independent investigation or inquiry and subject to the foregoing proviso, that there are no other zoning ordinances or any prohibitions restricting or limiting Tenant's Use in any material respect. In addition, Tenant may use all or any part of the Demised Premises for any lawful purpose then permitted by local zoning ordinances and the certificate of occupancy, if available; provided, however, Tenant may not use or occupy the Demised Premises, or knowingly permit the Demised Premises to be used or occupied (including without limitation subleasing the Demised Premises or any part thereof or assigning this Lease to any other party conducting a business other than Tenant's Use) or in such a manner as to cause the value or usefulness of the Demised Premises, or any part thereof, substantially to diminish (reasonable wear and tear excepted). Tenant shall have the exclusive right to use of and shall have full access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year during the term.

          B. Tenant may, if Tenant so elects, and for Tenant's sole use, install and operate within the Building microwave ovens and install and operate within the Building vending machines to dispense hot and cold beverages, ice cream, candy, food and cigarettes; such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances. Tenant shall also have the right to use, install and operate within the Building, all telecommunication lines and other telecommunication and electronic facilities relating to services to be provided to Tenant and its subtenants and Landlord agrees to provide all necessary easements upon the Demised Premises reasonably required by said service provider. Upon termination of the Lease, and if so requested by Landlord, Tenant shall, at its sole cost and expense, in a good and workmanlike manner and in as expeditious a manner as possible, remove any or all of such items from the Demised Premises, to the extent required by Landlord. Tenant further agrees to repair any damage to the Demised Premises caused by the removal of such items. In connection with any easements granted hereunder to service providers, Landlord reserves the right to condition any such grant upon receipt of acknowledgment from the relevant service provider(s) that such service provider agrees to vacate the easement, and relinquish all of its rights in the Demised Premises, effective upon the termination of the Lease. Notwithstanding anything contained herein to the contrary, if the Lease is in full force and effect as of the thirteenth (13th) anniversary of the Commencement Date and Tenant is not then in default hereunder. Landlord waives its rights hereunder to require Tenant to remove from the Demised Premises any or at of the items referred to above, upon termination of this Lease.

          6. Condition of Demised Premises. Landlord shall construct and Tenant
             -----------------------------
shall reasonably accept Landlord's Improvements in accordance with the Plans. As of the Commencement Date, Landlord's Improvements shall be in good working order and condition and, subject to the items on or to be inserted on the punchlist, constructed in substantial accordance with the Plans.

          7. Maintenance and Repairs.
             -----------------------
          A. Except as otherwise provided herein, during the term of this Lease, Tenant shall, at Tenant's sole expense, keep the Demised Premises in good working order, condition and repair and in compliance with all applicable laws and shall perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural ordinary and extraordinary, foreseen or unforeseen, of every nature, kind and description. When used in this Paragraph 7, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. If Tenant cannot keep the Demised Premises or any portion thereof in good working order, condition and repair, then Tenant shall replace the same in a first-class manner. Tenant shall comply with manufacturers' recommended schedules for warranty work. Tenant shall furnish its own cleaning services. All repairs and replacements made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all applicable laws. The necessity for or adequacy of maintenance, repairs and replacements shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs and replacements necessary to avoid any structural damage or other damage or injury to the Demised Premises.

          B. Notwithstanding the provisions of Paragraph 7A, and Tenant's obligations to pay for all repairs, in the event that at any time during the term of this Lease after the expiration of the twentieth (20th) Lease Year (commencing with the Third Extension Term), Tenant reasonably determines that capital expenditures are required to be expended by Tenant in connection with maintaining, repairing or replacing the roof or structural components of the Building, or replacing the parking areas, Building plumbing, electrical heating, ventilation, or cooling equipment, sprinkler systems, or making any other capital expenditure required by subsequent law (any such capital expenditure being herein referred to as a "Specified Capital Item"), then the Tenant shall submit to Landlord a proposed budget for such capital expenses for the Specified Capital Items and obtain Landlord's prior written approval thereof, which approval shall not be unreasonably withheld or delayed. Upon Tenant's obtaining Landlord's prior written approval of such Specified Capital Items and Tenant completing such work in accordance with the requirements set forth in this Lease, then and in that event, the Landlord agrees that it shall reimburse Tenant for an amount ("Reimbursement Amount") equal to the actual costs incurred in connection with the Specified Capital Item previously approved by Landlord multiplied by a fraction, the numerator of which is the portion of the useful life of such Specified Capital Items remaining after the then existing term and the denominator of which is the useful life of such Specified Capital Item (i.e., by way of example, in the event that the approved cost for an approved Specified Capital Item was Out Thousand Dollars ($1,000) and the useful life of such Specified Capital Item was eight (8) years and such work was commenced at the end of the twentieth (20th) Lease Year, then in such event, Landlord would reimburse Tenant for Five Hundred Dollars ($500) as the Reimbursement Amount). The "useful life" of a Specified Capital Item shall be determined using the United States Internal Revenue Service standard depreciation schedule in effect on the date that the applicable capital expenditure is made. Notwithstanding anything contained herein to the contrary, in the event that the Tenant exercises its option to extend the term of the Lease, then simultaneous with the exercise of such renewal option, the Tenant shall pay to Landlord an amount equal to the difference between the Reimbursement Amount and the amount Landlord would have paid as a Reimbursement Amount had the term been extended by the Extension Term at the time such Specified Capital Item was commenced (i.e., by way of example, in the event that the Specified Capital Item was One Thousand Dollars ($1,000) and that the useful life of the Specified Capital Item was eight (8) years, with such work having been commenced at the end of the twentieth (20th) Lease Year, whereby Landlord reimbursed Tenant a Reimbursement Amount of Five Hundred Dollars ($500), then simultaneous with the exercise of its option to extend the Term for the Fourth Extension Term, the Tenant would pay to Landlord an amount equal to Five Hundred Dollars ($500)). The allocation of the costs of Specified Capital Items as set forth in this Paragraph 7.B. shall not relieve Tenant of Tenant's maintenance and repair obligations under this Lease

          8. Alterations. Tenant may install tenant finishes in the Demised
             -----------
Premises and make interior alterations, additional installations, modifications, substitutions, improvements and decorations (collectively, "Alterations") in and to the Demised Premises, subject only to the following conditions:

                  (i) any Alterations shall be made at Tenant's sole cost and expense so that the Demised Premises shall at all times be free of liens for labor and materials supplied to the Demised Premises;

                  (ii) without the prior written approval of Landlord, Tenant shall make no Alterations (x) which are structural in nature or adversely affect in any way the structure of the Demised Premises; or (y) which adversely affect or could render void or invalidate any Warranties under this Lease. In addition, without the prior written approval of Landlord, Tenant shall make no Alterations to any portion of the exterior or elevation of the Building.

                  (iii) any Alterations shall be performed in a good and workmanlike manner and in compliance with all applicable laws and requirements of governmental authorities having jurisdiction and applicable insurance requirements and shall not violate any term of any agreement or restriction to which the Demised Premises are subject;

                  (iv) Tenant, at its sole cost and expense, shall cause its contractors to maintain builder's risk insurance and such other insurance (including, without limitation, workers compensation insurance) as is then customarily maintained for such work, all with insurers licensed by the State of California;

                  (v) At least fifteen (15) days prior to Tenant's commencement of any Alterations costing in excess of One Million Dollars ($1,000,000.00), the plans and specifications therefor shall be submitted to Landlord for Landlord's review and approval, which approval shall not be unreasonably "withheld or delayed provided that the provisions of this subparagraph (v) shall not apply to initial tenant improvements needed to locate a subtenant in the Demised Premises; and

                  (vi) To the extent not inconsistent with the requirement set forth above, Tenant shall not be required to obtain Landlord's consent to Alterations which are a subtenant's initial tenant improvements.

Any Alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Building to which such Alteration is made below its value or utility to Landlord immediately before such Alteration, nor shall such Alteration alter the exterior of the Improvements or reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

         No change, alteration, restoration or new construction shall be in or connect the improvements with any property, building or other improvement located outside the boundaries of the Land, nor shall the same obstruct or interfere with any existing casement.

         Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises so that Landlord shall have the right to record and post notices of nonresponsibility on the Demised Premises. Within a reasonable time period prior to commencing the alterations, additions or improvements, Tenant shall provide Landlord with copies of all plans and specifications prepared in connection with any such alteration, addition or improvement, as well as copies of each material amendment and change thereto, if and when applicable.

         All of Tenant's generators and uninterruptible power supply equipment (but in no event including the primary HVAC system serving the Building), trade fixtures, movable partitions, furniture, machinery and furnishings installed by Tenant or assignees, subtenants or licensees of Tenant shall remain the property of the owner thereof with the right of removal, whether or not affixed and or attached to the real estate and the owner thereof shall be entitled to remove the same or any part thereof during the term or at the end of the term provided herein, provided that such owner shall repair any damage caused by such removal. Except as otherwise provided herein, all Alterations made or installed by Tenant shall remain the Property of Tenant and Tenant shall have the right to remove the Alterations at any time during the term hereof provided Tenant shall repair any damage resulting therefrom and leave the Demised Premises in a commercially reasonable condition. Notwithstanding the foregoing, any Alterations on the Demised Premises at the end of the term shall become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord at the expiration of the term of this Lease; provided however, if the Lease term ends prior to the thirteenth (13th) anniversary of the Lease Commencement Date, if so requested by Landlord, Tenant shall, at its sole cost and expense and in as expeditious a manner as possible remove any or all of such Alterations from the Demised Premises, to the extent required by Landlord. Tenant further agrees to repair any damage resulting therefrom and leave the Demised Premises in a commercially reasonable condition.

9.       Signs.
         -----

Tenant may install, at its expense and pursuant to the Plans, a monument identification sign containing Tenant's name at a location depicted on Exhibit B unless such location would cause a violation of applicable laws in which event said monument identification sign shall be moved to a location mutually acceptable to the parties. Tenant shall also have the right to place any additional signs at the Demised Premises without the prior consent of Landlord, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto. Tenant shall remove all signage from the Demised Premises at the end of the term.

          B. Landlord may place signs on the Demised Premises identifying Tenant prior to the Construction Completion Date, provided Tenant has approved each sign, such approval not to be unreasonably withheld.

          10. Services.
              --------

          A. Landlord shall provide all utility equipment, distribution systems, fixtures and parts to the Demised Premises in accordance with the Plans, and shall in all other respects prepare the Demised Premises to accept all utilities to be used by Tenant during the terra of the Lease as contemplated by the Plans including all connection, tap-in and impact fees, any charges for the underground installation of electric, gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utilities services. Tenant shall contract for and pay directly for the cost of usage of all utilities including all charges for water, heat, gas, light, garbage, electricity, telephone, sewage, steam, power or other public or private utility services. If after Landlord's installation of the utility systems required to be provided herein, any bond, charge or fee is required by the state in which the Demised Premises are located, or any city or other agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to continuing to furnish utilities or services to the Demised Premises, such bond, charge or fee shall be deemed to be a utility charge payable by Tenant. To the extent existing utility easements on the Demised Premises are not sufficient to provide utility and communication services to the Demised Premises for Tenant's Use, Landlord agrees to grant additional easements to utility providers, including telecommunication and electronic service providers, if reasonably required by Tenant.

          B. The Demised Premises shall include all of the improvements shown on the Site Plan, including, without limitation, exclusive use of the paved parking as set forth on the Site Plan.

          C. Tenant acknowledges that any one or more of the services provided for in paragraph 10 hereof may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made, strike, lockout, misuse or neglect by Tenant or Tenant's agents, employees or invitees, or by shortages of fuel or other energy supplies to be provided by public or private utilities or supplies or by other matters, and Landlord shall not be liable to Tenant therefor, nor shall Tenant have any right to terminate the Lease or other rights against Landlord in the event of a failure, interruption or suspension of any of the aforesaid services.

          11. Compliance with Law.
              -------------------

          A. Landlord covenants that the Demised Premises (except trade fixtures, equipment, machinery or any other item constructed or installed by Tenant) will materially conform as of the Commencement Date to any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of federal, state and municipal governments, including, without limitation, all applicable rules and regulations of the Board of Fire Underwriters and any requirements of the certificate of occupancy or any permit with respect to the Demised Premises and the sidewalks, curbs, roadways, alleys, entrances or other facilities adjacent or appurtenant thereto. Landlord shall be responsible for procuring building and other permits and licenses necessary for construction of Landlord's Improvements.

          B. Tenant shall throughout the term of this Lease, at Tenant's sole cost, materially comply with or remove or cure any violation of any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of federal, state and municipal governments, including, without limitation, any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of any federal, state or local government relating to occupational safety and health (collectively, the "OSHA Regulations"), all applicable rules and regulations of the Board of Fire Underwriters and any requirements of the certificate of occupancy or any permit with respect to the Demised Premises and the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof; provided, however, that Landlord shall be responsible, at Landlord's sole cost, to make all repairs needed for the Demised Premises to comply with all laws if said repair is required within one (1) years after the Commencement Date and is necessary due to a defect in the construction of the Landlord's Improvements including without limitation, a failure to construct the Landlord's improvements so that the Demised Premises are in compliance with all laws as of the Commencement Date. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, affecting the Demised Premises or hereafter created by Tenant and consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises. Tenant shall procure and maintain all permits and licenses required for the transaction of Tenant's business at the Demised Premises, including with limitation, any special use permit, zoning variance or comparable zoning relief necessary for Tenant's Use.

          12. Landlord's Title, Authority, and Quiet Enjoyment: Tenant's
              ----------------------------------------------------------
Authority.
---------

          A. Landlord represents that it will have, as of the Commencement Date, marketable fee simple title to the Demised Premises, subject to the exceptions to title currently encumbering the Premises as described in Exhibit H, and any additional exceptions to title created in connection with Landlord's acquisition or development of the Demised Premises, or financing of such acquisition of development (collectively referred to herein as the "Permitted Exceptions"). Landlord represents that any such additional exceptions to title created in connection with Landlord's acquisition or development of the Demised Premises or financing of such acquisition or development shall not materially interfere with Tenant's intended use of the Demised Premises. Any lien claims properly bonded over or insured over by title insurance shall be deemed to be Permitted Exceptions hereunder.

          B. Landlord represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein, and so long as Tenant keeps and substantially performs each and every term, provision and condition herein contained on the part of Tenant to be kept and performed, Tenant shall peacefully and quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord, subject to the terms of the Lease. Without limiting the foregoing, Landlord covenants to perform all obligations to be performed by Landlord and to pay as and when due all amounts to be paid by Landlord under any mortgage, deed of trust, ground lease or other instrument encumbering the Demised Premises. Each individual executing this Lease on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to do so.

          C. Tenant represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein.

          D. Tenant hereby approves the condition of Landlord's title to the Demised Premises. This Lease shall be subject to the Permitted Exceptions and Landlord shall not permit or cause any easements, covenants, restrictions, conditions or other changes in Landlord's title which would materially and adversely impact Tenant's Use. Landlord shall notify Tenant in writing prior to permitting or causing any easements, covenants, restrictions, or conditions to be placed of record.

          13. Subordination. The priority of this Lease and the leasehold estate
              -------------
of Tenant created hereunder are and shall be subject and subordinate to the lien of any mortgage, deed of trust, sale-leaseback, ground lease or similar encumbrance, whether such encumbrance is placed against the fee or leasehold estate, affecting the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof, and advances thereunder; provided, however, with respect to any mortgage, deed of trust, sale-leaseback, ground lease or similar encumbrance such subordination shall be subject to receipt by Tenant of a nondisturbance agreement in form reasonably required by any such lienholder or ground Lessor (collectively, a "Mortgagee")and reasonably acceptable to Tenant. Tenant agrees at any time hereafter, upon twenty (20) days prior written notice, to execute and deliver any instruments, releases or other documents that may reasonably be required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust, ground lease, sale-leaseback or similar encumbrance in a form reasonably acceptable to Tenant and the holder of such mortgage, provided said subordination provides that all insurance proceeds and condemnation awards will be made available for the restoration of the Demised Premises, as provided herein, and that Tenant's rights hereunder will not be disturbed unless Tenant is in default beyond all applicable cure periods. Any fee which Landlord's lender or ground lessor may charge for such agreement shall be paid by Landlord.

          In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant his given Landlord and any mortgagee, ground lessor or sale-leaseback lessor of the Demised Premises that has provided Tenant with written notice of its interest in the Demised Premises and a notice address for each such party a prior thirty
(30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee, ground lessor or sale-leaseback lessor to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, then Landlord or any such mortgagee, ground lessor or sale-leaseback lessor shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period.

          If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee, ground lessor or sale-leaseback lessor as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage, ground lease or sale-leaseback lease). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

          14. Assignment and Sublease. Tenant, if there is no Material Breach
              -----------------------
(as herein defined) by Tenant hereunder, shall have the right to assign this Lease or to sublease all or any portion of the Demised Premises, without Landlord's written consent in accordance with the terms of this Paragraph 14.

          Tenant may assign this Lease or sublet the Demised Premises to an affiliate or subsidiary more than fifty percent (50%) of the voting stock of which is owned directly or indirectly by the direct or remote parent of Tenant (without Landlord's consent, upon prior written notice to Landlord) and further Tenant's interest in this Lease may be assigned to and assumed by a successor to Tenant pursuant to a purchase of all or substantially all of the assets of Tenant in connection with the sale of such assets or to any entity which acquires all of Tenant's capital stock (without Landlord's consent upon prior written notice to Landlord).

          Any assignment or sublease shall require the assignee or subtenant to comply with all terms of this Lease except for any sublease term, which shall be at Tenant's discretion (but in no event extend beyond the term of this Lease), and a copy of such sublease or assignment shall be delivered to Landlord at least ten (10) days prior to the commencement of such sublease or assignment.

          Any assignee shall assume, by instrument in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof.

          Each sublease permitted by this Paragraph 14 shall be subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord hereunder; and in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

          Tenant agrees to pay on behalf of Landlord any and all costs of Landlord or otherwise occasioned by such assignment or subletting, including without limitation, the cost of any alteration, addition, improvement or other renovation or refurbishment to the Demised Premises made in connection with such assignment or subletting and any cost imposed by any governmental authority in connection with any of the foregoing.

          Any assignment or subletting under this Paragraph 14 shall not relieve Tenant (or any guarantor of Tenant's obligations under the Lease or any assignee) of its obligations hereunder. Any assignment or subletting of this Lease which is not in compliance with the provisions of this Paragraph 14 shall be of no effect and void. Except as permitted in this Paragraph 14, Tenant shall not transfer, sublet, assign, or otherwise encumber its interest in the Lease or the Demised Premises, unless consented to by Landlord.

          No assignment or subleasing hereunder shall relieve Tenant from any of Tenant's obligations in this Lease contained.

          All profits from any such assignment or subletting shall be the property of Tenant and not Landlord.

          15. Lease Extension. If this Lease shall not have been terminated
              ---------------
pursuant to any provisions hereof and there is no Material Breach (as defined herein) by Tenant hereunder at the time set for exercise of the Extension Terms (as herein defined) and at the time set for commencement thereof, then Tenant may, at Tenant's option, extend the term of this Lease for five (5) successive additional terms of four (4) years each (each an "Extension Term," collectively the "Extension Terms") commencing on the expiration of the original term, or the immediately preceding Extension Term, as the case may be. Tenant may exercise such option by giving Landlord written notice at least ten (10) months prior to the expiration of the original or the immediately preceding Extension Term, as the case may be. Upon the giving by Tenant to Landlord of such written notice and the compliance by Tenant with the foregoing provisions of this Paragraph 15, this Lease shall be deemed to be automatically extended upon all the Covenants, agreements, terms, provisions and conditions set forth in this Lease, except that Base Rent for each such Extension Term shall be as provided on Exhibit D.

          If Tenant fails or omits to so give to Landlord the written notice referred to above, Landlord shall provide Tenant with written notice of Tenant's failure to exercise the Extension Term, and upon receipt of such notice, Tenant shall be allowed fifteen (15) days to exercise the extension option allowed for herein. If Landlord fails to provide such notice, Tenant's renewal option shall expire upon the expiration of the then current term. Failure to respond to Landlord's notice within such fifteen (15) days shall be deemed to be a waiver by Tenant of its extension option hereunder.

          16. Impositions.
              -----------

          A. Tenant covenants and agrees to pay during the term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all impositions described herein that accrue on or after the Commencement
Date, which include without limitation, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for future sewer or water capacity increases, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject), incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises.

          B. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

          C. Tenant covenants to furnish Landlord, within 30 days after the date upon which any Imposition or other tax assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill, unless Tenant provides Landlord with evidence to the contrary.

          D. At Landlord's written demand after any Event of Default (as defined in Section 20 hereinafter) and for as long as such Event of Default is uncured, or upon the request of any Mortgagee of the Demised Premises, (but only after an Event of Default and for as long as such Event of Default is uncured) Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Paragraph 16D shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency.

          E. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after Tenant provides Landlord or the Mortgagee reasonable security, or Tenant makes payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Paragraph 16A hereof Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant is not then in Material Breach of this Lease. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Paragraph 16E unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same ________ brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. If Landlord is provided a certificate of deposit or other interest bearing instrument as security for the payment of the contested Imposition, during the time when any such certificate of deposit or other interest bearing instrument is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.

17.      Insurance.
         ---------

          A. During the term of this Lease, during any extension thereof, and during any holdover period, Tenant shall at its cost and expense procure and keep in force a policy of comprehensive public liability insurance, with limits of not less than $1,000,000 for injury to any one person, $2,000,000 as to any one accident, and $100,000 as to property damage, all on a per occurrence basis which policy shall name Landlord and its managing agent as additional insureds. A certificate of such insurance shall be delivered to Landlord prior to the Commencement Date and shall provide that same may not be cancelled or lowered in amounts without prior written notice of not less than thirty (30) days to Landlord and Landlords mortgagee. Notwithstanding the foregoing, Tenant may insure the foregoing risks under its blanket policy or elect to self-insure such risks as provided in Paragraph 17E below. Any such liability insurance shall contain a contractual liability endorsement covering Tenants indemnification obligations under this Lease.

          B. During the term of this Lease and any extension thereof, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as loss payee as its interest may appear, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area;
(e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. Tenant shall cause to be inserted in the policy of insurance required by this Paragraph 17B a so-called "waiver of subrogation" clause as to Landlord and Landlord's insurer.

          C. During the term of this Lease and any extension thereof, Tenant shall maintain Workman's Compensation Insurance in accordance with the laws of the State of California.

          D. Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord and Landlord's insurer.

          E. Tenant's right to self-insure with respect to liability insurance is conditioned upon

Tenant or Tenant's guarantor maintaining a net worth of at least $100,000,000.00. Tenant shall furnish Landlord written confirmation that Tenant has elected to self-insure with respect to liability insurance (if that is the case), and if so, that Tenants or Tenants guarantor's net worth is at least $100,000,000.00 as evidenced by audited financial statements of Tenant or Tenant's guarantor or an affidavit from Tenant's or Tenant's guarantor's chief financial officer. If Tenant self-insures with respect to liability insurance, then Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any loss, damage, costs, fees (including attorney's, fees), claims, demands, actions, causes of action, judgments, suits and liability that was or would have been covered by the insurance policy or policies replaced by self-insurance and such self-insurance shall not affect the nonliability of Landlord under Paragraph 17F as to any loss or damage caused by the perils described therein. The indemnification contained in this Paragraph 17E is in addition to, and not in lieu of, any covenants or obligations of Tenant contained in the other Paragraphs of this Lease. If Tenant so elects to become a self-insurer with respect to liability insurance, Tenant shall deliver to Landlord notice in writing of the required coverages which it is self-insuring setting forth the amount, limits, and scope of the self-insurance in respect to each type of coverage self-insured. Tenant, at Landlord's request, shall provide to Landlord's mortgagee or assignee a certificate satisfactory to such mortgagee or assignee setting forth the self-insured coverages, if any, and stating that all losses shall be payable to such mortgagee and/or assignee as its interests may appear.

          Nothing in this Paragraph shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding Paragraphs of this Paragraph under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises; and provided, further, however, that such politics of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Paragraph 17.

          F. Tenant hereby releases Landlord (and Landlord's assignees, employees, agents and servants) and waives any claims it may have against Landlord from any liability for damage to or destruction of Tenant's trade fixtures, personal property (including also property under the cam, custody, or control of Tenant), machinery, equipment, furniture, fixtures and business interests on the Demised Premises, except arising from Landlord's or Landlord's assignees', employees', agents' or servants' negligence. This Paragraph shall apply especially, but not exclusively, to damage or destruction caused by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Demised Premises or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other, circumstances of a similar or dissimilar nature.

          G. Tenant shall require each of its contractors and tradespeople to carry contractors liability/completed operations insurance, in the amounts specified in Paragraph 17A above, from companies licensed to do business in the State of California.

          H. Upon expiration of the term of this Lease, the unearned premium upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

          18. Destruction and Restoration.
              ---------------------------

          A. Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Paragraph 8 hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Paragraphs 8 and 18B hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property and trade fixtures; which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees, a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

          B. All insurance moneys recovered by Landlord held by Landlord and Tenant as co-trustees on account of such damage or destruction, less Landlord's reasonable out-of-pocket costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the

Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

          Tenant shall furnish Landlord within thirty (30) days after Tenant's receipt of each progress payment with evidence reasonably satisfactory to Landlord that Tenant has paid all bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration which was covered by the previous progress payment. Landlord shall not be required to pay out or consent to any additional insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to this Paragraph 18, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand so long as Tenant has participated in the adjustment of the insurance proceeds; provided, however, Landlord shall retain ultimate control over any final adjustment with the property insurer, and provided further that notwithstanding that the insurance moneys are insufficient to pay the cost of the Restoration, Tenant shall continue to be liable for full payment of Base Rent, Additional Rent and any other amounts due and payable hereunder. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Paragraphs 8 and 18A hereof.

          C. No destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Base Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, an ___tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

          D. Landlord agrees, subject to the provisions of Paragraphs 8 and 18 hereof, to in all instances turn over and make available to Tenant all insurance moneys contemplated by Paragraph 18B hereof.

          19. Condemnation.
              ------------

          A. If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings; provided that Tenant shall have the right to state a claim separate from Landlord's claim against the condemning authority for Tenant's moving costs and the loss of the bargain of this Lease, to the extent that such a claim by Tenant does not otherwise reduce Landlord's award.

          In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Paragraph provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Paragraph 19C with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

          B. If, during the initial term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, bid more than 15% of the floor area of the Building, or more than 25% of the land area of the Demised Premises, or more than 20% of the parking spaces, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause (b) hereof) and (b) Tenant cannot construct or secure or Landlord cannot provide substantially similar space to the space so taken, on the remainder of the Demised Premises, or Landlord cannot provide replacement parking spaces on additional property located in close proximity to the Demised Premises that are reasonably acceptable to Tenant. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than 60 days after the date of vesting of title in such Proceeding and shall specify a date not more than 160 days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Paragraph 19B provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Paragraph 19A. The right of Tenant to terminate this Lease, as in this Paragraph 19B provided, shall be exercisable only upon condition that Tenant is not then in default in the performance of any of the terms, covenants or conditions of this Lease on its part to be performed, and such termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Paragraph 19C hereof.

          C. If 15%, or less, of the floor area of the Building, or 25%, or less, of the land area of the Demised Premises or 20% or less, of the parking spaces shall be taken in such proceedings, or if more than 15% of the floor area of the Building or more than 25% of the land area of the Demised Premises or more than 20% of the parking spaces is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Paragraph 19B hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Paragraph 19A. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant, has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Paragraph 19A. The net amount of the award (after deduction of all costs and expenses, including attorney's fees), shall be held by Landlord as trustee and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject, to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord as trustee in any such Proceedings as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord as trustee such additional sum as may be required upon the written request of Landlord so long as Tenant has participated in the Proceedings or otherwise provide reasonably adequate assurances to Landlord that Tenant has the financial resources to fund such additional sum; provided, however, Landlord shall retain, ultimate control over any final settlement or litigation with the condemning authority, and provided further that notwithstanding that the net amount of the award may be insufficient to pay all costs of the restoration work, Tenant shall continue to be liable for payment of Base Rent, Additional Rent and any other amount due and payable hereunder, which amounts shall not be abated except as provided in Paragraph 19E below. The provisions and conditions in Paragraph 8 applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorneys fees) that may be received by Landlord and held by Landlord as trustee in any such Proceedings as a result of such taking to the costs of such restoration work thereof and the said net award as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord as trustee does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord as trustee pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall not be required to proceed with any restoration work until payment of such award is received by Landlord; provided, however, delay in payment of such amount shall not release Tenant of its obligation to pay Base Rent, Additional Rent and other amounts due and payable hereunder during any such delay and there shall be no abatement of Base Rent, Additional Rent or any other amounts except as provided in Paragraph 19E below. If Landlord appeals an award and payment of the award is delayed pending appeal Tenant shall, nevertheless, perform and fully pay for such work without delay, and payment of the amount to which Tenant would have been entitled had Landlord not appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Paragraph 19C, in which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant pursuant to the preceding sentence out of the net award as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord as trustee with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that them are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work (relating to prior payments made by Landlord to Tenant), and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord as trustee shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work relating to prior payments made by Landlord to Tenant, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord as trustee shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining; provided, however, any other amounts awarded in such Proceedings and made available for restoration) which remain following restoration of the Demised Premises shall be the property of Tenant and Landlord shall have no claim thereto.

          D. In the event of any partial termination of this Lease as a result of any such Proceedings, Tenant shall pay to Landlord all Base Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Base Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to abatement, if any, as provided for in Paragraph 19E hereof.

          E. In the event of a partial taking of the Demised Premises under Paragraph 19C hereof, or a partial taking of the Demised Premises under Paragraph 19B hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall not be reduced unless Tenant shall have completed the restoration work with its own funds in accordance with the provisions of the Lease and Landlord shall have applied the net amount of any award to reduce the indebtedness secured by any financing encumbering the Demised Premises or otherwise to reduce the amount of Landlord's Development Costs (as herein defined), in which event fixed Base Rent payable hereunder shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which shall be Landlord's Development Costs less any amounts so paid to and applied by Landlord less Tenant's $2,000,000 contribution, and the denominator of which shall be Landlord's Development Costs less Tenant's $2,000,000 contribution without regard to any amounts so paid to and applied by Landlord.

          F. Anything herein to the contrary notwithstanding, upon the occurrence of any Proceedings which would otherwise result in a termination of this Lease, Tenant shall, as a condition precedent to such termination so long as Tenant has participated in such Proceedings, (provided, however, Landlord shall retain ultimate control over any final settlement or litigation with the condemning authority), pay to Landlord an amount, reasonably estimated by Landlord, equal to the excess, if any, of the unamortized portion of Landlord's Development Costs, less the $2,000,000 referred to below, over the net award to be received by Landlord after deduction of all costs of the Proceedings. In making the foregoing calculation, Landlord shall use an interest rate equal to the interest rate associated with the project financing from time to time during the term of this Lease. "Landlord's Development Costs" shall mean and include any and all amounts incurred by Landlord in connection with the acquisition and development of the Demised Premises, including, without limitation, consideration paid for acquisition of the Demised Premises, costs for required offsite improvements, including relocating electric lines underground, all architectural, engineering, environmental, land planning and other consulting fees, all title and survey expenses, any and all fees and expenses associated with procuring construction and/or other financing for the project, any other costs or expenses that would not have been incurred by Landlord had Landlord not been involved in the acquisition of the Demised Premises, and all attorneys' fees associated with any of the foregoing. A preliminary estimate of Landlord's Development Costs (which includes Tenant's initial contribution of $2,000,000 as deposited into escrow under Paragraph 3) is attached hereto and made a part hereof as Exhibit G, provided, however, the parties agree and acknowledge that the amounts and categories of costs and expenses set forth on Exhibit G represent an estimate of such items only, and that Landlord anticipates changes in, additions to and modifications of such items, including, without limitation, changes, additions and modifications of such items as development of the project and construction of the Demised Premises progresses including, without limitation, changes, additions and modifications relating to actual design and construction costs, and in securing construction and permanent financing for the project from time to time. The parties agree to update the estimate provided for in Exhibit G within sixty (60) days after the Commencement Date and attach the updated Exhibit G initialed and dated by the parties in place of the Exhibit G attached as of the date hereof.

          20. Default by Tenant. The occurrence of any one or more of the
              -----------------
following events shall constitute an "Event of Default" by Tenant:

          A. The failure by Tenant to make any payment of rental or any other payment required to be made by Tenant hereunder, and any interest for late payment thereof, as and when due, where such failure shall continue for a period of five
(5) days after receipt by Tenant of a written notice thereof from Landlord.

          B. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease (other than the failure by Tenant described in subparagraph E below) where such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money (and in the reasonable judgment of Landlord said default is susceptible to cure) and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty
(30) day period and shall thereafter diligently prosecute such cure to completion.

          C. (a) the making of any general arrangement or any assignment by Tenant for the benefit of creditors;

              (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the petition is dismissed within ninety (90) days of the date filed);

              (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets; and

              (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets.

          D. An assignment or subletting by Tenant in violation of Paragraph 14 hereof.

          E. The failure by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs 14 A, B, C and D above, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given ______ Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith.

          21. Landlord's Remedies. In the event of any Material Breach of this
              -------------------
Lease by Tenant, then Landlord, in addition to other rights or remedies it may have, shall have the right to terminate this Lease, or without terminating this Lease, terminate Tenant's right to possession of the Demised Premises, and in either event Tenant shall immediately surrender possession of the Demised Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearage of rentals, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, with or without legal proceedings, by force if necessary, without being liable for prosecution or any claim or damage therefor. In such event, Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant's default, including without limitation, the cost of recovering possession of the Demised Premises, expenses of reletting including reasonable renovation and alteration of the Demised Premises, reasonable attorneys', fees, real estate commissions, and any other sum of money, late charges and damages caused by Tenant to Landlord. As used herein, "Material Breach" shall mean any breach by Tenant in any of the terms and conditions of this Lease which upon an Event of Default would have a material and adverse impact of any kind upon Landlord and/or the Demised Premises, as opposed to a technical breach by Tenant which is de minimis in nature.

          If Tenant's right to possession of the Demised Premises is terminated without termination of the Lease, Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. Should Landlord elect to relet the Demised Premises or any part thereof, Landlord may do so for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem appropriate. Rental and other amounts received by Landlord in connection with such reletting shall be applied against the amounts due from Tenant hereunder after deducting any expenses incurred by Landlord with respect to such reletting as provided above. Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated on a cumulative basis with all excess payments received by Landlord from such reletting to be applied against future amounts due from Tenant and any deficiencies to be paid monthly. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

          In the event Landlord terminates this Lease in accordance with this Paragraph, then, Tenant shall be liable and shall pay to Landlord, the sum of all rent and other payments owed to date to Landlord, all sums owed to date to third parties (including without limitation, all Impositions) hereunder accrued to the date of such termination, all reasonable amounts required to be spent by Landlord to fulfill any of Tenant's obligations which Tenant did not fulfill prior to termination by Landlord, plus, as damages, an amount equal to the present value discounted at ten percent (10%) _________ (i) the total rental payments hereunder _______ the remaining portion of the term of the Lease, calculated as if such term expires on the date set forth in Paragraph 2, unless Tenant has extended this Lease, in which case such calculation shall be as if the term expires on the final day of the extension term then in effect, less
(ii) the fair market rental value of the Demised Premises for such remaining period. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

          Landlord shall have the obligation to mitigate its damages to the extent required by state law.

          In addition to the aforesaid remedies, Landlord shall be entitled to pursue any other remedy now or hereafter available to Landlord at equity or under the laws or judicial decisions of the state where the Demised Premises is located or by statute or otherwise. All rights and remedies of Landlord herein enumerated shall be cumulative, and the exercise or the commencement of the exercise by Landlord of any one or more of such rights or remedies should not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies. Tenant shall pay, upon demand, all of Landlord's costs, including reasonable attorneys' fees and court costs, incident to the enforcement of Tenant's obligations hereunder. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such rent paid) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Without limiting the generality of the foregoing, no failure by Landlord to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of such breach or any of the terms of this Lease, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. In addition to other remedies in this Lease provided, Landlord shall be entitled to seek a restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

          22. Default by Landlord. The following shall constitute a "Material
              -------------------
Breach" by Landlord:

          The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt by Landlord of written notice thereof from Tenant; provided, however, that if the nature of Landlord's default is such that it cannot be cured solely by payment of money and that more than thirty
(30) days may be reasonably required for such cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty
(30) day period and shall thereafter diligently prosecute such cure to completion.

          23. Tenant's Remedies. In the event of any Material Breach of this
              -----------------
Lease by Landlord, then Tenant in addition to other rights or remedies it may have at law or in equity (subject to the terms of this Lease), at Tenant's sole option may perform such obligations of Landlord provided that Tenant has furnished to any party having a recorded mortgage, deed of trust, ground lease or similar lien against the Demised Premises (for which Tenant has received written notice) with written notice of such default and such party has failed to cure the same within the limits prescribed herein for Landlord to cure such default, and Tenant may invoice Landlord for the costs and expenses thereof, which invoice Landlord shall promptly pay. Notwithstanding the foregoing, despite such notice and expiration of such cure period, no rent or other payments due from Tenant may be offset by Tenant, and Tenant shall have no right to perform any obligation of Landlord unless such performance by Tenant is necessary to prevent imminent injury or damage to persons or Tenant's property.

          24. Delivery of Executed Lease. Deleted by intent of parties.
              --------------------------

          25. Termination. Deleted by intent of parties.
              -----------

          26. Notices. All notices shall be sent by registered mail, return
              -------
receipt requested, or by recognized overnight courier providing proof of delivery, to the following addresses:

To Landlord:                                To Tenant:

Sunnyvale Limited Partnership               First Data Merchant Services
Ridge Sunnyvale, Inc.,                      Corporation
c/o Ridge Capital Corporation               Attention:  David L. Schlapbach,
Attention: James G. Martell                             Director of Red Estate
257 East Main Street                                    and Counsel
Barrington, Illinois 60010                  5660 New Northside Drive
                                            Suite 1400
                                            Atlanta, Georgia 30328




With a copy to:                             With a copy to:
Gardner, Carton & Douglas                   First Data Merchant Services
Attention. Glenn W. Reed                    Corporation
321 North Clark Street                      Attention: Roger L Pierce, President
Suite 3400                                  700 Hansen Way
Chicago, Illinois 60610-4795                Palo Alto, CA 94303

          Any notice shall be deemed to have been given three (3) days after the date deposited in the United States mail, or on the first business day after sending when delivery by recognized overnight courier providing proof of delivery, in the manner aforesaid.

          Either party, by written notice to the other, shall have the right to change the addresses for notice(s) to be sent to such party, and to add or substitute entities to which a copy of any notice shall be sent by the other party

          27. Brokerage. Landlord and Tenant acknowledged that no real estate
              ---------
broker brought about this lease transaction. Landlord hereby indemnifies Tenant against the claims of any party claiming by, through or under Landlord in connection with this Lease transaction, and Tenant hereby indemnifies Landlord against the claims of any party claiming by, through or under Tenant in connection with this Lease transaction.

          28. Estoppel. Landlord and Tenant shall, at any time upon not less
              --------
than twenty (20) days prior written notice, execute and deliver to a prospective new landlord, lender, or assignee or subtenant of Tenant, as the case may be, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, or so specifying such defaults if any are claimed, and (iii) other reasonable requests that relate to the Lease.

          29. Hazardous Substances.
              --------------------

          A. For purposes of this Paragraph 29, "Hazardous Substance" means:

                  (i) "Hazardous Substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et. seq., as amended, and all regulations promulgated thereunder,
              --------
the Federal Clean Air Act, as amended (42 U.S.C.ss.7401 et. seq.) and the
                                                        --------
Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.ss.1317 et. seq. as
                                                                --------
amended and all regulations promulgated thereunder;

                  (ii) "Hazardous Waste" as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6602 et. seq. as amended and all
                                            --------
regulations promulgated thereunder;

                  (iii) Any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended;

                  (iv) More than 100 gallons of crude oil which is liquid at standard conditions of temperature and pressure (80 degrees Fahrenheit and 14.7 pounds per square inch absolute);

                  (v) Any radioactive material, including any source, special nuclear or by-product material as defined in 42 U.S.C.ss.2011 et. seq. as
                                                              --------
amended or hereafter amended, and all regulations promulgated thereunder;

                  (vi) Friable asbestos or any asbestos which becomes friable during the term of this Lease; and

                  (vii) Anything defined as a hazardous, toxic or radioactive material, waste substance or the use, transportation or disposal of which is regulated under applicable California laws or rules and regulations issued pursuant thereof;

(all of the foregoing statutes, laws, ordinance, rules, regulations, and common law theories being sometimes hereinafter collectively referred to as "Envlaws").

          B. Landlord and Tenant acknowledge the environmental condition of the Land described in that certain Site Management Plan prepared by Geomatrix Consultants dated September 5, 1996, a copy of which Landlord has provided to Tenant. Prior to the Construction Completion Date, Landlord shall cause to be performed all asbestos and soil removal and disposal or other remediation provided for under and in compliance with Section 4.4.7 of the Sale Agreement, as well as all additional environmental clean-up of Hazardous Substances required by Section 4.4.7 of the Sale Agreement. Landlord shall indemnify, defend and hold Tenant harmless from all damages, costs, losses, expenses (including but not limited to reasonable attorneys' fees and engineering fees) arising from any breach by Landlord of the preceding covenant; provided however, the foregoing indemnification shall terminate upon the expiration of one (1) year from the Construction Completion Date. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease or have any right of sell off arising out of any breach or claimed breach by Landlord in its obligations hereunder; it being expressly acknowledged and agreed that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable as provided under this Lease.

          C. Tenant shall not allow any Hazardous Substance to be brought on to the Demised Premises and shall not conduct or authorize the generation, transportation, storage, treatment and disposal at the Demised Premises, of any Hazardous Substance other than in quantities incident to the conduct of Tenant's Use and in compliance with Envlaws; provided, however, nothing herein contained shall permit Tenant to allow any so-called "acutely hazardous," "ultra-hazardous," "imminently hazardous chemical substance or mixture" or comparable Hazardous Substance to be located on or about the Demised Premises.

          D. If the presence, release, threat of release, placement on or in the Demised Premises, or the generation, transportation, storage, treatment, or disposal at the Demised Premises of any hazardous substances as a result of Tenant's operations at the Demised Premises (i) gives rise to liability (including, but not limited to, a responses action, remedial action, removal action) under Envlaws, (ii) causes a significant public health effect, or (iii) pollutes, threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Demised Premises and mitigate exposure to liability arising from the hazardous substance, whether or not required by law.

          E. Tenant shall indemnify, defend and hold Landlord harmless from all damages, costs, losses, expenses (including, but not limited to, actual attorneys' fees and engineering fees) (i) arising from or attributable to the existence of any hazardous substances at the Demised Premises as a result of Tenant's operations at the Demised Premises, and (ii) any breach by Tenant of any of its covenants covered in this Paragraph 29.

          F. Upon request by Landlord during the term of this Lease, prior to the exercise of any Extension Term, Tenant shall undertake and submit to Landlord an environmental audit from an environmental consulting firm reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Paragraph 29. Tenant shall bear the cost of such environmental audit unless such audit discloses that Tenant has complied with the provisions of this Paragraph 29 in which event Landlord shall pay for such audit.

          G. Landlord or Tenant shall give the other prompt written notice upon discovery of any Hazardous Substance at or adjacent to the Demised Premises. Landlord and Tenant's obligations under this Paragraph 29 shall survive termination of the Lease.

          30. Holdover. Should Tenant continue to occupy the Demised Premises
              --------
after expiration of the term or any renewal thereof and provided Landlord has notified Tenant thirty (30) days prior to the expiration of the term or any renewal term that Landlord is negotiating or has executed a lease with a third party for the Demised Premises or any portion thereof, Tenant shall be deemed to be occupying the Demised Premises without claim or right and Tenant shall pay Landlord all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Demised Premises as above provided and shall pay a charge for each day of occupancy an amount equal to 150% the Base Rent (on a per diem basis) then reserved hereunder. In the event Landlord has failed to notify Tenant in writing within thirty (30) days prior to the expiration of the term or any renewal term that Landlord is negotiating or has executed a lease with a third party for the Demised Premises or any portion thereof, Tenant shall be entitled to occupy the Demised Premises for a period of sixty (60) days following expiration of the term or any renewal term on the same terms and conditions as such term or renewal term (including Base Rental and additional rental). Should Tenant continue to occupy the Demised Premises following such sixty (60) day period, Tenant shall be deemed to be occupying the Demised Premises without claim or right and Tenant shall pay Landlord as a full measure of all loss or liability resulting from delay by Tenant in so surrendering the Demised Premises as above provided a charge for each day of occupancy an amount equal to 200% of the Base Rent and Additional Rent (on a per diem basis) then reserved hereunder.

          31. Surrender.
              ---------

          A. Upon any termination or expiration of this Lease, Tenant shall surrender the Demised Premises in the same condition as existed at the Commencement Date, except for normal wear and tear and damage caused by the fire or other casualty; provided, however, that nothing in this Paragraph 31 is intended to change or diminish Tenant's obligations under any other part of this Lease. Tenant shall remove the Alterations it is required to remove pursuant to the terms of Paragraph 8 hereof. Any damage to the Demised Premises resulting from the removal of such Alterations shall be repaired by Tenant at Tenant's expense. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay.

          All property of Tenant not removed on or before the last day of the term of this Lease (subject to Tenant's right to occupy the Demised Premises following expiration of the term of this Lease as set forth in Paragraph 30 hereof) or within fifteen (15) days thereafter shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, and misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

          32. Liens. Landlord shall deliver the Demised Premises to Tenant free
              -----
of all mechanic's and materialmen's liens or bond over all such mechanic's and materialmen's liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Demised Premises, or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and Tenant covenants and agrees that it shall not mortgage, encumber or pledge this Lease or any interest therein. The preceding sentence shall not be construed as prohibiting Tenant from making Alterations as provided in Paragraph 8 above or from permitting any other mechanics or materialmen's lienable work to be performed as long as such work is not prohibited by this Lease. Tenant agrees to indemnify and hold Landlord harmless from any lien filed against the Demised Premises on account of work performed by or on behalf of Tenant and from any and all losses, costs, damages, expenses, liabilities, suits, penalties, claims and damages (including reasonable attorney fees) arising from or relating to such lien. After Tenant's receipt of notice or actual knowledge of the placing of any lien or encumbrance against the Demised Premises, Tenant shall immediately give Landlord written notice thereof. Tenant shall within ten (10) days therefrom remove such lien by payment or bond.

          If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the rate set forth in Paragraph 33 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent.

          All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

          33. Interest; Late Charge. Base Rent payable pursuant to Paragraph 3
              ---------------------
hereof by Tenant to Landlord under this Lease, if not paid when due, and any other charges payable by Tenant hereunder not paid when due, including any charges, expenses, liabilities or fees in connection with a default by Tenant, shall accrue interest at the rate of prime (as announced from time to time by the First National Bank of Chicago) plus one percent (1%) per annum from the due date until paid, said interest to be in addition to Base Rent and other charges under this Lease and to be paid to Landlord by Tenant upon demand. In addition, if any installment of Base Rent and other charges payable pursuant to this Lease by Tenant to Landlord is not paid within five (5) days after receipt by Tenant of a written notice thereof from Landlord, Tenant shall pay Landlord a late charge in an amount equal to two percent (2%) of the amount then due to defray the increased cost of collecting late payments.

          34. Inspections. Landlord, its agents or employees may, after
              -----------
providing Tenant with at least twenty-four (24) hours prior notice except in an emergency situation, enter the Demised Premises during reasonable business hours when accompanied by an authorized employee or agent of Tenant except in an emergency situation, to (a) exhibit the Demised Premises to prospective purchasers or lenders; (b) inspect the Demised Premises to see that Tenant is complying with its obligations hereunder; and (c) exhibit the Demised Premises during the last six (6) months of the term to prospective tenants; provided that Landlord shall comply at all times with Tenant's reasonable security requirements.

          35. Transfer of Landlord's Interest. Tenant acknowledges that Landlord
              -------------------------------
has the right to transfer its interest in the Demised Premises and in this Lease at any time after the date which is eighteen (18) months after the Commencement Date and subject to the provisions of Paragraph 52 hereof, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease except for any liabilities accruing prior to the date of transfer for which Tenant has identified in an estoppel certificate or by written notice to Landlord, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder; provided, however, any such transferee shall be deemed to have assumed the obligations of Landlord hereunder subject to the conditions and limitations herein contained. Tenant agrees to look solely to Landlord's interest in the Demised Premises for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, or if Landlord is a limited liability company, its members or managers, shall never be personally liable for such judgment. Without limiting the generality of the foregoing, Tenant agrees that Landlord may transfer its interest in this Lease to any entity controlled by, controlling or under common control with Landlord, that acquires the Demised Premises and from and after such transfer Landlord shall be released from liability, as aforesaid.

          36. Indemnity.
              ---------

              (a) To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from, any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Paragraph 36 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Paragraph 17 hereof.

              (b) Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys' fees) incurred by reason of: (a) any damage to any property or any injury (including but not limited to death) to any person occurring in, or on or about the Demised Premises or the Building to the extent that such injury or damage shall be proximately caused by the Landlord's affirmative acts of negligence or willful misconduct of Landlord or its agents, servants or employees; provided, however, that such indemnification shall be limited to the extent of the sum of: (i) amounts of insurance proceeds recovered by Landlord under insurance policies carried by Landlord for such injury or damage, after deductibles, or insurance proceeds that would have been received in the event Landlord had not elected to self-insure, and (ii) the deductible amounts for such claims under such insurance policies. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

              (c) Notwithstanding the foregoing indemnification obligations, Landlord and Tenant both hereby release the other and the other's officers, directors, partners, employees and agents from any claim which the indemnified party might have to the extent that the cost of any such claim is reimbursed by insurance proceeds recovered by the releasing party, and both Landlord and Tenant shall confirm that their insurance providers shall similarly waive all such claims.

          37. Modification of Lease. The terms, covenants and conditions of this
              ---------------------
Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver of relinquishment for the future of any such term, covenant or condition.

          38. Memorandum of Lease. Neither party shall record this Lease or any
              -------------------
of the exhibits and/or riders attached hereto, but shall enter into a "short form" or Memorandum of Lease in recordable form attached hereto as Exhibit F and made a part hereof, which shall set forth the parties, the legal description of the land, a description of the Demised Premises, the Commencement Date and Expiration Date of the term of the Lease, and any options to renew, options to purchase or rights of first refusal granted hereunder.

          39. Paragraph Captions. Paragraph captions herein are for Landlord's
              ------------------
and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

          40. Entire Agreement. This Lease represents the entire agreement
              ----------------
between Landlord and Tenant and supersedes all prior agreements, both written and oral. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective executors, administrators, heirs, distributees, legal representatives, successors and assigns.

          41. Choice of Law and Interpretation. This Lease shall be governed by
              --------------------------------
the internal
law of the State in which the Demised Premises is situated, without considering such state's choice of law rules. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

          42. Prevailing Party. If either party hereto files a lawsuit against
              ----------------
the other party relating to performance or non-performance under this Lease, and the court has entered a judgment in favor of one party on one or more counts and no judgment in favor of the other party on any counts, then the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and costs in connection with the lawsuit.

          43. Exhibits. Attached hereto and made a part hereof are the
              --------
following:

          Exhibit A         -        Legal Description
          Exhibit B         -        Site Plan
          Exhibit C         -        Plans
          Exhibit C-1       -        Construction Schedule
          Exhibit D         -        Schedule of Rents
          Exhibit E         -        Lease Term Agreement
          Exhibit F         -        Memorandum of Lease
          Exhibit G         -        Landlord's Development Costs
          Exhibit H         -        Permitted Exceptions
          Exhibit I         -        Escrow Agreement

          44. Guarantee. All obligations on the part of Tenant to be paid,
              ---------
performed and complied with are unconditionally guaranteed by First Data Corporation (the "Guarantor") according to the provisions of the Guarantee executed by Guarantor in a form prepared by Landlord.

          45. Independent Covenants. It is the express intent of Landlord and
              ---------------------
Tenant that (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Paragraph 45; (c) the Base Rent specified in Paragraph 3 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Base Rent specified in Paragraph 3 in each year during the term of this Lease (unless extended or renewed at a different Base Rent); (d) all Impositions, insurance premiums, utility expenses, repair and maintenance expenses, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent.

          46. Entry by Landlord. Subject to the provisions of Section 34 hereof,
              -----------------
Tenant agrees to permit Landlord or Landlord's mortgagee and authorized representatives of Landlord or Landlord's mortgagee to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body; provided that Landlord shall comply at all times with Tenant's reasonable security requirements. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever; provided, however, Landlord shall use all reasonable efforts to conduct any entry into the Demised Premises so as to interfere with the business of Tenant as little as reasonably practical under the circumstances.

          47. [Deleted by intent of parties.]
               ----------------------------

          48. Survival of Obligations. Except as otherwise provided herein to
              -----------------------
the contrary, all obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof for a period of one (1) year.

          49. Lease Subject to Landlord's Acquisition of Demised Premises.
              -----------------------------------------------------------
Anything herein to the contrary notwithstanding, it is agreed and acknowledged by the parties hereto that as of the date hereof, Landlord does not own the Demised Premises. Therefore, anything herein to the contrary notwithstanding, the rights, duties and obligations of Landlord and Tenant hereunder are expressly subject to and contingent upon acquisition by Landlord of the Demised Premises by December 31, 1997 ("Contingency Date"), upon terms and conditions acceptable to Landlord, in its sole and absolute discretion, including, without limitation, procuring project financing on terms and conditions acceptable to Landlord. In the event Landlord has not acquired the Demised Premises by the Contingency Date on terms and conditions acceptable to Landlord, as aforesaid, Landlord shall notify Tenant, and either party may terminate this Lease at anytime thereafter (but prior to the date Landlord acquires the Demised Premises) by delivering written notice of such termination to the other party, whereupon the parties shall be released and discharged from any and all obligations and liabilities not theretofore accrued under this Lease; provided, however, in the event the Lease is so terminated, Tenant shall pay to Landlord, within ten (10) days from the date Landlord has submitted a written statement to Tenant requesting such payment, all amounts incurred by Landlord in connection with the proposed acquisition and development of the Land, including, without limitation, any earnest money deposit, any costs for required off-site improvements, including sewer and road improvements, all architectural, engineering, environmental, land planning and other consulting fees, all title and survey expenses, all costs associated with the proposed subdivision of the Land, any and all fees and expenses associated with procuring construction and/or other financing for the project, any other costs or expenses that would not have been incurred by Landlord had Landlord not been involved in the acquisition and proposed development of the Land and all attorneys, few associated with any of the foregoing. Landlord agrees to use all reasonable efforts to acquire the Demised Premises on terms and conditions acceptable to Landlord, as aforesaid.

          50. Americans With Disabilities Act.
              -------------------------------

          A. In the event that any alteration or repair to the Demised Premises is undertaken by Tenant with or without Landlord's consent, or is undertaken by Landlord at Tenants request during the term of this Lease (including any renewal or extension thereof), such alteration or repair (i) shall be designed and constructed in full compliance with the Americans With Disabilities Act, as amended from time to time, (the "Act") if such alteration or repair is undertaken by Tenant, and (ii) shall be designed by Tenant in full compliance with the Act if such alteration or repair is undertaken by Landlord at Tenant's request, and the cost of any such design, alteration or repair to the Demised Premises shall be borne by Tenant, including without limitation (a) the cost of any such design, alteration, or repair required as a result of (i) Tenant or an assignee or subtenant being deemed a "Public Accommodation" or the Demised Premises being deemed a "Place of Public Accommodation" or (ii) such alteration or repair being deemed to affect an "Area of Primary Function" (as such terms are defined in the Act); and (b) the cost of the installation or implementation of any "Auxiliary Aid" required under the Act as a result of the operation of any business within the Demised Premises. In addition, Tenant shall be responsible for all costs and expenses incurred or to be incurred in order to cause the Demised Premises and the operation of any business within the Demised Premises to comply with the Act, and, if Tenant fails to keep and maintain the Demised Premises in compliance with the Act, Landlord shall have the right but not the obligation, at Tenant's sole cost and expense, to enter the Demised Premises and cause the Demised Premises to be put into compliance with the Act; and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, claim and liabilities, including without limitation, attorneys' fees arising from or related to Tenant's failure to maintain and keep the Demised Premises in compliance with the Act.

          B. In connection with its construction of the Landlord's Improvements pursuant to Paragraph 4 hereof, Landlord represents and warrants that the Landlord's Improvements to be constructed in accordance with the Plans will comply in all material respects with all applicable laws, including without limitation, the Act, and Landlord covenants that the Demised Premises delivered to Tenant as of the Construction Completion Date shall comply in all material respects with all applicable laws, including without limitation, the Act. Landlord shall indemnify, defend and hold Tenant harmless from all damages, costs, losses, expenses (including but not limited to reasonable attorneys' fees) arising from any breach by Landlord of the preceding covenant; provided however the foregoing indemnification shall terminate upon the expiration of one
(1) year from the Construction Completion Date. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease or have any right of set-off arising out of any breach or claimed breach by Landlord in its obligations hereunder, it being expressly acknowledged and agreed that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable as provided herein.

          51. Reports by Tenant. Upon request by Landlord at any time after 135
              -----------------
days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within 15 days after receipt of written request) a copy of the audited financial statement of any guarantor of Tenant's obligations under this Lease. If such audited statements are not available, Tenant may provide such statements certified by such guarantor's chief financial officer as being true and correct, in accordance with generally accepted principals of accounting consistently applied over the applicable periods. Said financial statements shall only be required in connection with a proposed sale or mortgaging of the Demised Premises and shall be held in confidence by Landlord and any such proposed purchaser or lender or their respective successors or assigns. Notwithstanding the foregoing, Tenant shall cause First Data Corporation to submit annual audited financial statements to Landlord and Landlord's mortgagee in the manner set forth herein if First Data Corporation ceases to be a publicly traded company.

          52. Option to Purchase. Subject to the provisions hereinafter set
              ------------------
forth, and provided that Tenant is not then in default hereunder, Landlord hereby grants to Tenant the option to purchase the Demised Premises upon the following terms and conditions:

          A. Landlord shall notify Tenant thirty (30) days prior to the date that it intends to make the Demised Premises available for sale to third parties. Included with such notice shall be the proposed purchase price for the Demised Premises, as well as any other relevant economic terms being offered by Landlord. In no event shall Landlord have the right to convey the Demised Premises or otherwise make the Demised Premises available for sale to third parties until eighteen (18) months after the Commencement Date.

          B. If, at anytime after notice is delivered to Tenant as set forth above, Landlord enters into a serious negotiation with a prospective purchaser to purchase the Demised Premises, then Landlord shall notify Tenant in writing of (i) the fact of such negotiation, (ii) the purchase price agreed to between Landlord and such prospective purchaser, and (iii) the other relevant agreed-upon economic terms upon which such purchaser would acquire the Demised Premises, and Tenant must within ten (10) business days thereafter, by written notice to Landlord, elect to exercise the option to purchase the Demised Premises upon all of the same terms and conditions as are contained in Landlord's notice to Tenant in which event the parties shall enter into a definitive agreement incorporating said terms and conditions. If Tenant does not elect to purchase, Landlord shall have the right to sell to a third party on the same terms and conditions provided to Tenant or shall submit any modified terms to Tenant in accordance with the above. In no event shall Tenant be afforded more than three (3) opportunities to exercise its option hereunder, in connection with more than three (3) different offers from three (3) different third parties.

          C. If Tenant exercises its option to purchase hereunder, the closing of such purchase shall occur on the date set forth in the definitive agreement entered into between Landlord and Tenant. At the closing, Tenant shall pay the purchase price via cash or wire transfer of immediately available funds to Landlord, and Landlord shall deliver to Tenant a general warranty deed (or equivalent) to the Demised Premises conveying good and marketable fee simple title in Tenant to the Demised Premises, subject to no liens, encumbrances or other exceptions to title other than the Permitted Exceptions and taxes for the current year, and any exceptions to title that have been caused by Tenant or that Tenant has accepted in writing (other than any mortgages or other liens, which must be discharged by Landlord at or prior to such closing). On the closing date, Landlord and Tenant shall also execute and deliver such other documents and instruments as are customary in similar transactions and/or reasonably necessary to implement the terms and conditions of this Lease, and to allow Tenant to obtain an extended coverage ALTA owner's title policy insuring Tenant's fee simple ownership of the Demised Premises in accordance with the above.

          D. Landlord covenants and agrees that if any exceptions to title other than the Permitted Exceptions shall be revealed by the deed or title policy, Landlord will at its sole cost and expense clear the title of such exceptions as soon as reasonably practical but, in any event, within six (6) months after the intended closing date (unless Tenant shall in writing extend such period), and the actual closing (including the payment of the purchase price) of such purchase of the Demised Premises shall be delayed until the title thereto has been cleared. Until such time as Tenant's purchase of the Demised Premises is closed as hereinabove provided, Tenant shall continue to occupy and possess the Demised Premises under the terms and conditions of this Lease. If for any reason such purchase is not closed, this Lease shall continue in full force and effect as if Tenant had not exercised the aforesaid option to purchase, and Tenant shall be entitled to retroactively exercise any option for any Extension Term to the extent the normal option election date occurred after Tenant exercised its option to purchase the Demised Premises.

          E. Upon Tenant's notice to Landlord of the exercise of Tenant's option to purchase, Landlord shall provide Tenant with copies of all surveys, title insurance policies, title instruments and other such documents in Landlord's possession pertaining to the Demised Premises. Tenant shall pay for the cost of the title insurance policy, the cost to prepare any survey required by Tenant and the cost of any escrow closing services, and any cost or expense in connection with any endorsements to the title policy requested by Tenant. Landlord shall be responsible for the cost of compliance with any subdivision, lot split or similar regulations which are applicable to or in connection with the conveyance of the Demised Premises to Tenant. All rents shall be pro-rated between the parties as of the date of closing. Tenant shall pay the cost of any documentary stamp taxes required for recording the deed, as well as any transfer taxes. Any other matters at closing not specifically provided for herein shall be handled and the cost hereof charged to one or the other or both of the parties as shall be the ordinary custom and practice for the handling of such matters or the apportioning of the cost hereof then prevalent in the City of Sunnyvale, Santa Clara County, California.

          F. The option hereunder may only be exercised by Tenant or a subsidiary, affiliate or related entity of Tenant. If neither Tenant or a subsidiary, affiliate or related entity is then occupying all or a portion of the Demised Premises, Tenant shall have no rights hereunder.

          53. No Third Party Beneficiaries. The obligations of Tenant set forth
              ----------------------------
hereunder (including, without limitation, the obligations set forth in Sections 5A, 7A, 11B and 50), are covenants from Tenant to Landlord only and do not create any third party beneficiaries of such obligations.

          54. Counterparts. This Lease may be executed in counterparts, each of
              ------------
which shall be deemed an original but all of which together shall constitute but one and the same instrument.

          55. Consents and Approvals. Landlord and Tenant agree that any
              ----------------------
consents or approvals to be provided by either party will not be unreasonably withheld or delayed unless specifically provided otherwise herein.

          56. Limitation on Damages. In no event shall Landlord or Tenant be
              ---------------------
liable under any theory of tort, contract, strict liability or other legal or equitable theory for any punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

          57. Tenant's Property. All fixtures, equipment, improvements and
              -----------------
appurtenances attached to, or built into, the Demised Premises that are installed by Tenant at Tenant's expense shall be Tenant's property until the termination of this Lease. All of the foregoing items installed at Tenant's expense as well as all paneling, partitions and business and trade fixtures and communication and office equipment which are installed in the Demised Premises by Tenant, and all furniture, furnishing and other articles of movable personal property owned by Tenant and located in the Demised Premises or the Building (all of which are hereinafter referred to as "Tenant's Property") shall belong to Tenant, may be removed by Tenant at any time during the term hereof, and may be removed by Tenant at the end of the term hereof or within fifteen (15) days thereafter, whether as a result of the normal expiration of the term of this Lease or of the early termination of this Lease pursuant to the terms hereof (as a result of Tenant's default hereunder or otherwise). Tenant shall repair any damage resulting from the removal of Tenant's Property and leave the Demised Premises in a commercially reasonable condition. Any items of Tenant's Property not so removed shall, if not required to be removed by Tenant pursuant to Paragraph 8 hereof, is deemed abandoned and retained by Landlord as its property thereafter.

          Landlord waives any landlord or other lien it may have on Tenant's Property and shall not seek to enforce same, whether upon Tenant's default or otherwise.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    SUNNYVALE PARTNERS LIMITED
                                    PARTNERSHIP, an Illinois limited partnership


                                    By: Ridge Sunnyvale, Inc.

                                    Its:  General Partner

                                    By: /s/
                                        -----------------------------------

                                    Its: President
                                         ----------------------------------


                                    TENANT:

                                    FIRST DATA MERCHANT SERVICES
                                    CORPORATION, a Florida corporation


                                    By:/s/ David Schlapbach
                                       ------------------------------------

                                     Its: Assistant Secretary
                                          ---------------------------------

                                    EXHIBIT B

                                 MASTER SUBLEASE

                                   Exhibit B

                              ASSIGNMENT OF LEASE
                              -------------------

          Recitals
          --------

          Section 1.        Effective Date of Assignment
          Section 2.        Assignment
          Section 3.        Assumption of Lease Obligations/Indemnity
          Section 4.        Covenants
          Section 5.        Sublease Cash Security Deposit/Letter of Credit
          Section 6.        Brokers
          Section 7.        Condition of Premises
          Section 8.        Successors and Assigns
          Section 9.        Governing Law
          Section 10.       Attorneys' Fees
          Section 11.       Counterparts
          Exhibit A.        Master Lease
          Exhibit B.        Sublease

          This Assignment of Lease ("Assignment") is made to be effective as of
                                     ----------
the Effective Date (as defined below) between beyond.com, a Delaware corporation ("Assignor"), and Interwoven, Inc., a California corporation ("Assignee").
  --------                                                     --------

                                    Recitals
                                    --------

          A. SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership, as landlord ("Landlord"), and FIRST DATA MERCHANT SERVICES
                           --------
CORPORATION as tenant ("Tenant"), entered into a lease, made as of March 18,
                        ------
1997 ("Master Lease"), with respect to premises described in the Master Lease
       ------------
and commonly known as 1195 West Fremont Boulevard, Sunnyvale, California ("Master Premises").
  ---------------

          B. A copy of the Master Lease (with certain confidential economic details deleted) is attached to this Assignment as Exhibit A.
                                                   ---------

          C. Tenant, as sublessor, ("Sublessor"), subleased a portion of the
                                     ---------
Premises (the "Subleased Premises") to Software.Net Corporation (whose name was
               ------------------
changed to beyond.com), as sublessee, by means of a an undated Sublease, (the "Sublease").
 --------

          D. A copy of the Sublease is attached to this Assignment as Exhibit B.
                                                                      ---------

          E. Interwoven occupies the balance of the Master Premises pursuant to a Sub-Sublease with Tenant. Interwoven is familiar with the Landlord, Sublessor, the building in which the Subleased Premises are located and the operation of the Master Premises.

          F. beyond.com desires to assign to Interwoven, and Interwoven desires to receive an assignment from beyond.com, all of the Subleased Premises which is identified in the Sublease ("Subleased Premises"). From and after the Effective
                             ------------------
Date, Interwoven shall be
responsible for and shall assume all obligations of beyond.com under the Sublease accruing on or after the Effective Date.

          G. The assignment of the Subleased Premises is conditioned upon Landlord and Sublessor both consenting to the terms and conditions of this Assignment.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

                  Section 1.     Effective Date of Assignment
                  ----------     ----------------------------

          This Assignment shall become effective upon the first day
("Effective Date") on which each of the following have occurred: (i) this
  --------------
Assignment has been executed by Assignor and by Assignee, and each has received a copy executed by the other party; (ii) Assignee has delivered to Assignor $297,454.50 in cash in the form of a certified bank check as described in clause 5(a); (iii) Assignee's letter of credit in the amount of $297,454.50 as called for in Section 5 has been issued with Sublessor as beneficiary; (iv) Sublessor has released Assignor's letter of credit, as described in clause 5(b); (v) Sublessor and Master Landlord have consented in writing to this Assignment with no additions, deletions or amendments; (vi) Assignee has executed the Bill of Sale for certain personal property and delivered to Assignor the sum of $288,000, by certified bank check, pursuant to the Bill of Sale; (vii) Assignee has delivered to Sublessor insurance certificates evidencing all insurance required under the Sublease, in form acceptable to Sublessor, and (viii) Assignor has tendered possession of the Subleased Premises to Assignee. If all of the above have not occurred on or before November 22, 1999, this Assignment shall automatically terminate and be of no further force and effect. Assignor and Assignee shall execute a certificate certifying the date that all conditions have been met.

                           Section 2.     Assignment
                           ----------     ----------

          As of the Effective Date, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title, and interest in the Sublease and Assignee hereby accepts from Assignor all of Assignor's right, title, and interest, subject to the terms and conditions set forth in this Assignment. As of the Effective Date, Assignor releases all right, title and interest it has or may have with respect to the cash security deposit provided for in Section 30 of the Sublease.

            Section 3.     Assumption of Lease Obligations/Indemnity
            ----------     -----------------------------------------

          Effective as of the Effective Date, Assignee assumes and
agrees to perform and fulfill all the terms, covenants, conditions, and obligations accruing on or after the Effective Date and required to be performed and fulfilled by Assignor as sublessee under the Sublease, including the making of all payments due to Sublessor under the Sublease or payable by Assignor as Sublessee under the Sublease, all as they become due and payable. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all claims, costs, expenses, liabilities, obligations and damages of any nature whatsoever arising from assignee's default under the Sublease (collectively "Claims"). Without limiting the foregoing, if any Claim is made against
 ------
Assignor, Assignee shall defend Assignor with counsel reasonably acceptable to Assignor.

                              Section 4. Covenants
                              ---------  ---------

     (a) Assignor covenants as follows: (i) that the copy of the Sublease attached as Exhibit B is a true and accurate copy of the Sublease as of the
            ---------
Effective Date and that there exists no other agreement affecting Assignor's tenancy under the Sublease; (ii) the copy of the Master Lease attached as Exhibit A, to the best of Assignor's knowledge, is a true and accurate copy of
---------
the Master Lease as of the Effective Date; and (iii) the Sublease is in full effect and, to the best of Assignor's knowledge, no defaults exist under the Sublease, nor any acts or events which, with the passage of time or the giving of notice or both, could become defaults.

     (b) Assignee covenants as follows: (i) that it has read the Master Lease attached hereto and the Sublease; and (ii) that as of the Effective Date it shall have made such investigations of the Subleased Premises as it deems necessary to determine that the Subleased Premises ore acceptable to it.

           Section 5. Sublease Cash Security Deposit/Letter of Credit
           ---------- -----------------------------------------------

     (a) On or before the Effective Date, Assignee shall pay Assignor $297,454.50 in cash in the form of a certified bank check in exchange for Assignor's assignment to Assignee of all of Assignor's right, title and interest in the $297,454.50 cash security deposit provided for in Section 30 of the Sublease ("Sublease Security Deposit").
           -------------------------
     (b) On or before the Effective Date, Assignee shall deliver to Sublessor $297,454.50 in the form of an irrevocable letter of credit (the "Letter of
                                                                 ---------
Credit Security Deposit") issued by a bank acceptable to Sublessor and in form
-----------------------
and substance acceptable to Sublessor (the "Letter of Credit") and otherwise in
                                            ----------------
full compliance with Section 30 of the Sublease. Concurrently with the delivery to Sublessor of Assignee's Letter of Credit Security Deposit, Sublessor shall cause Assignor's letter of credit (which Sublessor currently holds as security under Section 30 of the Sublease) to be released provided, however, no such release shall occur unless and until Sublessor has received and approved Assignee's Letter of Credit Security Deposit. The release by Sublessor of beyond.com's letter of credit on or before November 22, 1999 shall be a condition to the effectiveness of Assignor's assignment hereunder. If Assignor's letter of credit is not released on or before such date, on twenty-four hours written notice Assignor may rescind this Assignment at any time until its letter of credit is released.

                               Section 6. Brokers
                               ---------- -------

     Assignor and Assignee acknowledge that no real estate broker brought about this assignment transaction. Each party hereby agrees to indemnify the other party against claims of any person claiming by, through or under the first party in connection with this assignment transaction.

                        Section 7. Condition of Premises
                        ---------- ---------------------
     Assignor makes no representations or warranties with regard to the conditions of the Subleased Premises. Assignee is in occupancy of the building in which the Subleased Premises are located and is familiar with the building systems that service the building and with the custom and practice of Sublessor. Assignee may investigate the Subleased Premises and all parts thereof prior to signing this Assignment. To the best of beyond.com's knowledge, without investigation, beyond.com has received no notice that the Subleased Premises are in violation of any ordinance, rule, code or regulation of any governmental agency.

                       Section 8. Successors and Assigns
                       ---------- ----------------------

     This Assignment shall be binding on and inure to the benefit of the parties to it, their successors-in-interest, and assigns,

                            Section 9. Governing Law
                            ---------- -------------

     This Assignment shall be governed by and construed in accordance with California law.

                          Section 10. Attorneys' Fees
                          ----------- ---------------

     If either party commences an action against the other in connection with this Assignment, the Sublease, for indemnity or any matter related thereto, the prevailing party will be entitled to recover costs of suit and reasonable attorneys' fees.

                            Section 11. Counterparts
                            ----------- ------------

     This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     The parties have executed this Assignment as of the date first above written.

                        Assignor:       beyond.com, a Delaware corporation

                                        By:/s/
                                           -------------------------------------

                                        Title:Director of HR
                                              ----------------------------------

                        Assignee        Interwoven, Inc., a Delaware corporation

                                        By:/s/
                                           -------------------------------------

                                        Title: V.P. and CFO
                                              ----------------------------------

                           Consent of Master Landlord
                           --------------------------

     First Data Merchant Services Corporation ("First Data"), Tenant under the
                                                ----------
Master Lease and Sublandlord under the Sublease and Sunnyvale Partners Limited Partnership ("Sunnyvale Partners"), Landlord under the Master Lease, hereby
              ------------------
consent to this Assignment of the Sublease to Assignee and Sunnyvale Partners confirms that the consent given hereby satisfies the requirements for giving consent as set forth in the Master Lease regarding this Assignment and First Data confirms that the consent given hereby satisfies the requirements for giving consent as set forth in the Sublease regarding this Assignment. However, Assignor and Assignee remain otherwise subject to all terms and conditions of
Section 18 of the Sublease as set forth in the Master Lease. By so consenting to the Assignment of the Sublease, Sunnyvale Partners and First Data do not hereby consent to become a party to the Assignment. If the Master Lease is terminated prior to the termination of the Sublease, the Sublease shall terminate simultaneously therewith and Assignee's rights to possess to any portion of the Subleased Premises arise solely from the provisions of the Sublease and neither the Sublease nor this consent shall be deemed as granting Assignee any greater tenancy rights than Subtenant under the Sublease. Nothing in this Consent or the Assignment shall be deemed to be either (i) a modification of or an amendment to the Sublease or Master Lease; or (ii) a release of beyond.com from its obligations under the Sublease or a modification of any of beyond.com's obligations under the Sublease. First Data hereby consents to the right of beyond.com to cure any defaults by Assignee under the Sublease provided such defaults are cured within the time periods set forth in the Sublease. Notwithstanding any provision to the contrary in this Consent, nothing contained herein shall operate as a consent to or approval or ratification by First Data or Sunnyvale Partners of any of the provisions of the Assignment or as a representation or warranty by First Data or Sunnyvale Partners, and neither First Data nor Sunnyvale Partners shall be bound or estopped in any way by the provisions of the Assignment. In addition, nothing herein shall be construed to waive any future or present breach or default on the part of beyond.com under the Sublease.

                             Sunnyvale Partners

                             Sunnyvale Partners Limited Partnership, a
                             California limited partnership


                             By: Ridge Sunnyvale, Inc.
                                ------------------------------------------------
                                By:  /s/
                                     -------------------------------------------
                                Its: President
                                     -------------------------------------------


                             First Data Merchant Services Corporation, a Florida corporation


                             By:
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------

                                    EXHIBIT C

                         SPACE PLAN OF SUBLEASE PREMISES

                                   Exhibit C

[GRAPHIC REMOVED HERE]

Second Floor
Suite 2000 has 14,142 SqFt
78 Cubes
12 HW Offices
Second Floor Common Area has 1,930 SqFt

[GRAPHIC REMOVED HERE]

Suite 1001 has 21,193 SqFt
74 Cubes
18 HW Offices
8 Open Work Stations

First Floor Common Area has 2,788 SqFt

                                    EXHIBIT D

                           FURNITURE RENTAL AGREEMENT

DATED: January 3, 2002

     1.       FUNDAMENTAL PROVISIONS.

              a.  Parties: Lessor:  INTERWOVEN, INC., a Delaware corporation
                           Lessee:  R2 TECHNOLOGY, INC., a Delaware corporation

              b. Property: (Section 2): The property to be leased is the personal property belonging to Lessor located at 1195 West Fremont Avenue, in the City of Sunnyvale, State of California, and more particularly described in Exhibit D-1 attached hereto (the "Property").

              c. Term: (Section 3): Beginning on the Commencement Date and ending on the Termination Date described below, unless commenced later or terminated earlier pursuant to the terms of this Furniture Rental Agreement. The term shall be automatically extended and coterminous with the term of the Sublease (as such term is defined hereinafter).

              d.  Commencement Date: (Section 3):  January 15, 2002.

              e.  Termination Date: (Section 3):  August 31, 2003.

              f. Monthly Rent: (Section 4): $00.00 per month, Monthly Rent is included in Minimum Monthly Rent (as such term is defined in the Sublease) due pursuant to the Sublease.

              g.  Prepaid Rent: (Section 4): $00.00.

              h.  Security Deposit: (Section 5):  $00.00.

              i.  Addresses for Notices: (Section 13):

              To Sublessor:                   With a copy to:

              Tom Smith                       Lucy A. Lofrumento, Esquire
              Interwoven, Inc.                Silicon Valley Law Group
              803 11th Avenue                 152 North Third Street, Suite 900
              Sunnyvale, California 94089     San Jose, California 95112
              Facsimile:  (408) 220-7558      Facsimile:  (408) 286-1400

              To Sublessee:

              Dick Enck
              R2 Technology, Inc.
              325 Distel Circle
              Los Altos, California 94022
              Facsimile:  (650) 254-7201

              j. Exhibits and Addenda: The following exhibits and any addenda are annexed to this Agreement:


                  Exhibit D-1       -       Description of the Property



                                   Exhibit D

              Each reference in this Furniture Rental Agreement ("Agreement") to any provision in Section 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Section 1 and the balance of the Agreement, the balance of the Agreement shall control.

     2.       THE PROPERTY.

              a. Rental Agreement. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the Agreement Term (hereinafter defined), at the Rent (hereinafter defined) and upon the terms and conditions hereinafter set forth, the Property.

              b. Condition of the Property. Lessee shall accept possession of the Property on the Commencement Date (hereinafter defined) in its "As Is" condition, without warranty or representation.

              c. Warranty of Title. Lessor hereby warrants and represents that except as disclosed in writing to Lessee, Lessor has clear title in and to the Property, free of any liens, leases or other encumbrances.

     3.       AGREEMENT TERM.

              a. Term. The term of this Agreement ("Agreement Term") shall be for the period of time commencing on the commencement date described in Section 1 (the "Commencement Date") and ending on the termination date described in Section 1 or on such earlier date of termination as provided herein (the "Termination Date").

              b. Condition Precedent. The parties hereto have entered into that certain Sublease Agreement dated January 3, 2002
                  (the  "Sublease")  which  provides for the lease by Lessor
                  (as Sublessor) to Lessee (as Sublessee) of the premises where the Property is located (the "Premises"). The parties agree that (i) the commencement of the term of the Sublease is a condition precedent to any rights or obligations of Lessor or Lessee under this Agreement, and (ii) under no circumstances shall the term of this Agreement extend beyond the expiration or earlier termination of the Sublease, unless mutually agreed to by the parties.

     4.       RENT AND ADDITIONAL EXPENSES.

              a. Payment of Rent. All monies payable by Lessee under this Agreement shall constitute "Rent." All Rent shall be paid in lawful money of the United States, without any deduction or offset, to Lessor at the address of Lessor specified in
                  Section 1 or such other place as Lessor may designate in writing. No payment by Lessee of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to its right to recover the balance of such Rent or to pursue any other remedy. Rent for any partial calendar month at the beginning or end of the Agreement Term shall be prorated based on a thirty (30) day month.

              b.  Monthly Rent.  None.

              c. Additional Rent. In addition to Monthly Rent, Lessee shall pay to Lessor from time to time upon demand (to the extent that such charges are not billed directly to Lessee and/or not paid by Lessee directly to the party entitled to such payment), the amount of personal property taxes, insurance, and other costs or charges attributable to the Property, and Lessee agrees that any and all charges, fees, impositions and payments of any kind whatsoever appurtenant to the Property shall be payable by Lessee as "Additional Rent" hereunder.

                                   Exhibit D

              d.  Intentionally Deleted.

              e. Late Charge. If Lessee fails to pay any Rent due hereunder within three (3) days after Lessor notifies Lessee in writing that such amount is past due, then Lessee shall pay Lessor a late charge equal to ten percent (10%) of such delinquent amount as liquidated damages for Lessee's failure to make timely payment. This provision for a late charge shall not be deemed to grant Lessee a grace period or extension of time for performance. If any Rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Lessee shall pay to Lessor interest on the delinquent amount from the end of such thirty (30) day period until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law.

     5.       SECURITY DEPOSIT.  None.

     6. OWNERSHIP. This Agreement constitutes a lease or bailment of the Property and not a sale or the creation of a security interest. Lessee shall not have, or at any time acquire, any right, title, or interest in the Property except the right to possession and use as provided for in this Agreement. Lessor shall at all times be the sole owner of the Property. Although Lessor is not required to file a financing statement against Lessee to protect Lessor's interest in the Property, at Lessor's election, Lessee shall execute and deliver a financing statement for filing with the Secretary of State for the state in which the Property is located, in a form acceptable to Lessor.

     7. USE. Lessee shall be entitled to use, possess and control the Property during the Agreement Term, provided that Lessee is not in default of any provision of this Agreement. Lessee shall use the Property in a careful and proper manner and shall not permit any of the Property to be used in violation of federal, state, or local statute, law, ordinance, rule or regulation relating to the possession, use, storage or maintenance of the Property. Lessee agrees to reimburse Lessor in full for all damage to the Property arising from any misuse or negligent act by Lessee, its agents, contractors, employees, subtenants, licensees, or invitees. Lessee agrees not to remove the Property from the Premises at any time.

     8. MAINTENANCE AND REPAIRS. Lessee agrees, at its sole cost and expense, to maintain the Property in good condition and repair, allowing for reasonable wear and tear. Any installations, replacements, and substitutions of parts or accessories with respect to any of the Property shall constitute accessions and shall become part of the Property and shall be owned by Lessor. Lessor shall not be under any liability or obligation in any manner to provide service, maintenance, or repairs for the Property during the Agreement Term.

     9. TAXES. Lessee shall be liable for and pay before delinquency all taxes, assessments, license fees and other public charges levied, assessed or imposed during the Agreement Term upon the Property. Upon request, Lessee shall furnish Lessor with satisfactory evidence of these payments. If any taxing authority requires that a tax or assessment set forth in the preceding sentence be paid by Lessor, Lessee shall, within fifteen (15) days of written notice from Lessor, pay to Lessor the pro rata amount of such tax or assessment that pertains to the Property as Additional Rent.

     10. LESSOR'S RIGHT OF INSPECTION. Lessee shall permit Lessor and its agents to enter the premises where the Property is located at any reasonable time during non-business hours for the purpose of inspecting the Property, provided that Lessor provides at least twenty-four (24) hours prior notice (except in the case of emergency).

     11. RETURN OF PROPERTY. Unless Lessee purchases the Property from Lessor pursuant to Section 18 above, upon the expiration or earlier termination of this Agreement, Lessee shall return the Property in the same condition and repair as the Property was delivered to Lessee on the Commencement Date, excepting only ordinary wear and tear. If Lessee fails or refuses to return the Property to Lessor, Lessor shall have the right to take possession of the Property and for that purpose to enter the premises

                                   Exhibit D
              where the property is located without being liable in any suit, action, defense or other proceedings to Lessee.

     12. INSURANCE. Lessee shall, from and after the Commencement Date, carry and maintain throughout the Agreement Term, at its sole cost and expense, liability insurance (to the extent required in Lessor's reasonable discretion) and property insurance covering the Property, and any replacements, substitutions or accessions of such items, in an amount not less than the full replacement cost thereof, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the Property. The insurance policies required to be carried hereunder shall be issued by a company satisfactory to Lessor and shall name Lessor (and such other lenders, persons, firms, or corporations as are designated by Lessor) as additional insured by endorsement. All policies shall be written as primary policies with respect to the interests of Lessor and such other additional insureds and shall provide that any insurance carried by Lessor or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. All policies shall also contain "cross liability" or "severability of interest" provisions and shall insure the performance of the indemnity set forth in Section 14 of this Agreement. Lessee shall provide Lessor with copies or certificates of all policies, including in each instance an endorsement providing that such insurance shall not be cancelled or amended except after thirty (30) days prior written notice to Lessor.

     13. NOTICES. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Agreement shall be in writing and may be given by (i) personal delivery, (ii) nationally recognized overnight courier such as Federal Express, (iii) facsimile transmission, or (iv) United States registered or certified mail addressed as shown in
              Section 1. Any notice or demand so given shall be deemed to be delivered or made on (w) the date personal service is effected,
              (x) the next business day if sent by overnight courier, (y) the same day as given if sent by facsimile transmission which is received by 5:00 p.m. Pacific time with a copy deposited in the United States mail, postage prepaid, or (z) the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) calendar days prior to the date such change is desired to be effective.

     14.      INDEMNITY; EXEMPTION OF LESSOR FROM LIABILITY.

              a. Lessee Indemnity. Lessee shall indemnify, defend (with counsel reasonably satisfactory to Lessor), protect and hold Lessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of or related to any injury or death to any person or injury or damage to property caused by, arising out of, or involving (i) Lessee's use, possession, operation or storage of the Property, (ii) a breach by Lessee in the performance in a timely manner of any obligation of Lessee to be performed under this Agreement, or (iii) the negligence or intentional acts of Lessee or Lessee's agents, contractors, employees, subtenants, licensees, or invitees. This indemnity shall survive the expiration or earlier termination of this Agreement.

              b. Lessee Waiver. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to the Property or injury to persons or property of another, and for all other risks and liabilities arising from the use, operation, condition, possession, or storage of the Property and Lessee hereby waives all claims in respect thereof against Lessor, except in connection with damage or injury caused solely by the gross negligence or willful misconduct of Lessor or its authorized agents; provided, however, that in no event shall Lessor be liable for any loss of profits or any special, indirect, incidental, consequential or punitive damages, however caused and on any

                                   Exhibit D
                  theory of liability. This waiver shall survive the expiration or earlier termination of this Agreement.

               c. Loss or Damage to Property. If any item constituting all or part of the Property becomes lost, stolen, destroyed or damaged beyond repair, Lessee shall give Lessor written notice of such loss or damage within three (3) days of such loss or damage. Within thirty (30) days following the delivery of such notice, Lessee shall, at Lessee's sole cost and expense (less any available proceeds of insurance), replace such item with an item of equal or greater quality and value, subject to Lessor's approval. If Lessee fails to replace such item within such thirty (30) day period, then Lessor may, at Lessor's election, invoice Lessee for the replacement cost of such item, which amount shall be paid by Lessee as Additional Rent along with the next installment of Monthly Rent, and this Agreement shall terminate with respect to that item.

     15. ASSIGNMENT; ENCUMBRANCES. Except in connection with an assignment of the Sublease or a subletting of the Premises, Lessee shall not voluntarily or involuntary or by operation of law assign this Agreement or enter into license agreement, sublet all or any of the Property, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Lessee's interest in this Agreement or in the Property. Any attempt to do so shall be wholly void and shall constitute a default by Lessee under this Agreement.

     16. LESSEE DEFAULT. Lessor, at its option, may by written notice to Lessee declare Lessee in default on the occurrence of any of the following:

              a. Failure by Lessee to pay Rent or perform any of its obligations under this Agreement;

              b. Institution by or against Lessee of any proceeding in bankruptcy or insolvency that is not dismissed within sixty
                  (60) days, or the reorganization of Lessee under any law, or the appointment of a receiver or trustee for the goods and chattels of Lessee, or any assignment by Lessee for the benefit of creditors; or

              c. Any failure by Lessee to observe or perform any term, covenant, or condition of this Agreement.

     17.      RIGHTS, REMEDIES, AND OBLIGATIONS ON DEFAULT.

              a. Lessor's Rights and Remedies. After the default of Lessee, and on notice from Lessor that Lessee is in default, Lessor shall have the following options:

                        i. To terminate the Agreement and Lessee's rights under
                           the Agreement;

                       ii. To declare the balance of all unpaid Rent required
                           of Lessee under the Agreement to be due and payable immediately, in which event Lessor shall be entitled to the balance due together with interest at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less, from the date of notification of default to the date of payment;

                      iii. To repossess the Property without legal process
                           free of all rights of Lessee in and to the Property. Lessee authorizes Lessor or Lessor's agent to enter on any premises where the Property is located and repossess and remove it. Lessee specifically waives any right of action Lessee might otherwise have arising out of the entry and repossession, and releases Lessor of any claim for trespass or damage caused by reason of the entry, repossession, or removal.

              b. Lessee's Obligation for Lessor's Costs. After default, Lessee shall reimburse Lessor for all reasonable expenses of repossession and enforcement of Lessor's rights and remedies, together

                                   Exhibit D
                  with interest at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less, from the date of such default.

              c. Remedies Cumulative. The remedies of Lessor shall be cumulative to the extend permitted by law, and may be exercised partially, concurrently, or separately. The exercise of one remedy shall not be deemed to preclude the exercise of any other remedy.

     18. OPTION TO PURCHASE PROPERTY. At any time prior to the Termination Date, Lessee shall have the right to purchase the Property from Lessor by giving Lessor thirty (30) days advance written notice. The purchase price for the Property shall be: (a) for the Property located in Suite 1001 (as such term is defined in the Sublease), as evidenced by the attached Exhibit A, the sum of Zero Dollars ($00.00); and (ii) for the Property located in Suite 2000 (as such term is defined in the Sublease), as evidenced by the attached Exhibit A, the sum of Fifty Five Thousand Seven Hundred Twenty Dollars ($55,720.00). Said purchase price, plus applicable taxes thereon, shall be paid by Lessee to Lessor, in cash, no later than thirty (30) days after the delivery of Lessee's written notice of election to purchase the Property. Lessor makes no representations or warranties regarding the condition of the Property, and Lessee agrees that the Property shall be purchased in its "as if" "where is" condition and that Lessee shall rely solely on its own examination and inspection of the Property. If Lessee does not elect to purchase the Property from Lessor prior to the Termination Date, then Lessor may remove the Property from the Premises, at Lessor's sole cost and expense, within thirty (30) days following the Termination Date or as otherwise mutually agreed to by the parties.

     19.      GENERAL PROVISIONS.

              a. Captions. The captions of the paragraphs of this Agreement are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any article of this Agreement.

              b. Attachments. Exhibits attached hereto and addenda are deemed by attachment to constitute part of this Agreement and are incorporated herein.

              c. Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              d. Attorneys' Fees; Costs of Suit. If Lessee or Lessor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, including any suit by Lessor for the recovery of Rent or possession of the Property, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit.

              e. Time. Time is of the essence of this Agreement and each and every provision hereof.


              f. Binding Effect; Choice of Law. All the provisions hereof are to be construed as both covenants and conditions, as though the words importing such covenants and conditions were used in each separate paragraph hereof. All of the provisions hereof bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall be governed by the laws of the State of California.

              g. Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have

                                   Exhibit D
                  become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing.

               h. Binding Effect. Preparation of this Agreement by Lessor or
                  Lessor's agent and submission of the same to Lessee shall not be deemed an offer to lease. This Agreement shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

              i. Entire Agreement. This instrument and the Sublease, along with any exhibits and addenda to those documents, constitutes the entire agreement between Lessor and Lessee relative to the Property. This Agreement may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee. There are no oral agreements or representations between the parties affecting this Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

              j. Execution. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Agreement represents that the execution of this Agreement has been duly authorized by the party on whose behalf the person is executing this Agreement.

                    (signatures to follow on succeeding page)

                                   Exhibit D

Lessor:                                 Lessee:

INTERWOVEN, INC.                        R2 TECHNOLOGY, INC.
a Delaware corporation                  a Delaware corporation


By:       /s/ D. Allen                  By:      /s/ Richard Enck
     -----------------------------           -----------------------------
Name:         D. Allen                  Name:        Richard Enck
       ---------------------------             -----------------------------
Its:            CFO                     Its:            COO
      ----------------------------            -----------------------------






                                   Exhibit D

                                   EXHIBIT D-1

                             DESCRIPTION OF PROPERTY


Suite 1001                                                                Qty           Cost        20% of cost
Haworth Cubicles - 7x7 - purchased used) $300/each                        107           32100
Smed Lifespace office walls to build 12 offices                            12           24000
Steel Case Context free standing office furniture                          15           17300
(1 set 3 months old = $3300, used $1000 each)
Leland Marquette chairs (cafeteria) purchased new by beyond 12/98          44           2200
Square tables in cafeteria purchased new by beyond 12/98                    6           600
Conference room tables (modular set in Ste. 1001) new June 1998             1          $4,600
    (6 rectangular tables, 4 wedges, 1 credenza)
Black high back chairs $250/each new                                      136           34000
1 small refrigerator new in 1999                                            1           $400
Teknion maroon cubes 8 X 8                                                 12          $36,000
Black desk set up                                                           1           $1,200
                                                                   Total             $152,400.00    $30,480.00

Suite 2000
Conference rm table - yellow w/ 8 chairs purchased Dec. 1997 used           1         $3,000.00
Conference rm table - black new 1998                                        1          $300.00
Teknion cubes (summer of 1998) 8 X 8 ($3346 each)                          74        $247,604.00
Chairs - black high back cloth $250 each                                   56         $14,000.00
           there are an uncounted number of odd chairs
Free standing office furniture in offices                                   9         $10,800.00
Cubes in fishbowl (Haworth)                                                 7          $2,100.00
1 small refrigerator                                                        1           $50.00
Microwave - purchased new                                                   1          $150.00
Dishwasher (new)                                                            1          $600.00
                                                                   Total             $278,604.00    $55,720.80


                                    EXHIBIT E

                               CONSENT TO SUBLEASE

         THIS CONSENT TO SUBLEASE ("Consent") is made by SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Master Lessor") and FIRST DATA MERCHANT SERVICES CORPORATION, a Florida corporation ("Master Sublessor") for the benefit of INTERWOVEN, INC., a Delaware corporation ("Sublessor") and R2 TECHNOLOGY, INC., a Delaware corporation ("Sublessee"), in the context of the following facts:

                                    RECITALS

     A. Master Sublessor is leasing from Master Lessor approximately seventy five thousand one hundred ninety seven (75,197) rentable square feet located at 1195 West Fremont Avenue, in the City of Sunnyvale, State of California ("Premises"), on the terms and subject to the conditions of that certain Build-to-Suite Lease Agreement dated as of March 18, 1997 ("Master Lease").

     B. Sublessor is leasing from Master Sublessor the Premises plus interior common areas consisting of approximately four thousand four hundred eighty eight (4,488) square feet on the terms and subject to the conditions of that certain Sublease dated as of April 24, 1998 and that certain undated Assignment of Lease by and between Sublessor, as assignee, and beyond.com, a Delaware corporation, as assignor, as subsequently amended or modified (collectively, the "Master Sublease").

     C. Sublessor desires to sublease to Sublessee a portion of the Premises consisting of approximately thirty nine thousand five hundred seventy five (39,575) rentable square feet (the "Sublease Premises"), and Sublessee desires to sublease the Sublease Premises from Sublessor, on the terms and conditions set forth in the Sublease Agreement to which this Consent is attached (the "Sublease").

     D. Sublessor and Sublessee now desire to obtain the consent of Lessor and Master Sublessor to the Sublease as required by the Master Lease and Master Sublease.

         NOW, THEREFORE, Master Lessor and Master Sublessor hereby consent to the execution and delivery of the Sublease by and between Sublessor and Sublessee and to the subletting of the Premises by Sublessor to Sublessee, subject to the following terms and conditions:

                                    AGREEMENT

         1. Master Lessor and Master Sublessor consent to the sublease of the Sublease Premises, subject to the terms and conditions hereinafter set forth.

         2. Master Lessor and Master Sublessor acknowledge that Sublessee will begin occupying the Sublease Premises on or about January 11, 2002. Master Lessor consents to such occupancy date. Master Sublessor consents to such occupancy date provided Master Lessor has executed this Consent prior to such date.

         3. The "Use" provision in the Master Lease and the Master Sublease is hereby amended to permit the assembly of computer system components for distribution, provided such use is in compliance with all applicable laws and further provided that Sublessee otherwise is in full compliance with the Master Lease, Master Sublease and this Consent.

         4. Provided Sublessee complies with Environmental Laws (as such term is defined in the Sublease), Sublessee shall be permitted to use KODAK Medical X-Ray Developer, Working Solution and KODAK Medical X-Ray Liquid Fixer and Replenisher in an amount not to exceed twenty (20) gallons in the aggregate per month. To the extent Sublessee desires to use different or additional chemicals or greater amounts of said chemicals, Sublessee shall be required to obtain Master

                                   Exhibit E

                  Lessor, Master Sublessor and Sublessor's consent, which consent may be withheld in said party's sole and absolute discretion. Sublessee acknowledges and agrees that Master Sublessor makes no warranties or representations regarding the physical condition or the zoning of the Sublease Premises or the suitability of the Sublease Premises for Sublessee's intended use thereof. Sublessee has had an opportunity to inspect the Sublease Premises, including the roof and structural components of the Complex; the electrical, plumbing, HVAC, and other building systems serving the Sublease Premises; and the environmental condition of the Sublease Premises and related common areas; and to hire experts to conduct such inspections on its behalf. Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any statements, representations or warranties of Master Sublessor, or Master Sublessor's agents regarding the physical condition of the Sublease Premises. Sublessee acknowledges that neither Master Sublessor nor Master Sublessor's agents, has made any representation or warranty with respect to the Sublease Premises, the permitted uses that can be made of the Sublease Premises under existing laws, or the suitability of same for the conduct of Sublessee's business, nor has Master Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises.

         5. Master Lessor consents to Sublessee's alterations to the Sublease Premises set forth on Exhibit F to the Sublease and agrees that such alterations are not required to be removed upon expiration of the Sublease or upon expiration of Sublessee's occupancy under its subsequent sublease with Master Sublessor. Master Sublessor consents to Sublessee's alterations to the Sublease Premises set forth on Exhibit F; provided that Sublessee will provide detailed plans and specifications in association with such items for Sublessor's approval in connection with such alterations, provided Sublessor shall not unreasonably withhold its consent to such alterations and further provided Sublessor shall act in good faith to grant its consent if the detailed plans and specifications are logically consistent with the alterations described on Exhibit F and consistent with the overall character, structure and nature of the Building. Master Sublessor agrees that such alterations do not have to be removed provided Master Lessor has agreed that such removal is not required.

         6. Neither the Sublease, nor Master Lessor's or Master Sublessor's consent thereto shall be deemed to modify or amend the terms of the Master Lease or Master Sublease, as applicable, except as expressly provided in this Consent. Nothing herein shall be construed to modify, waive, impair or affect any rights of Master Sublessor against any person or entity liable or responsible for the performance of the terms of the Master Lease, or to enlarge or increase Master Sublessor's obligations under the Master Sublease. Without in any way limiting the foregoing, nothing herein shall indicate any waiver by Master Sublessor of any right, title, claim or interest in or to any of the furniture in the Building.

         7. The Sublease shall be subject and subordinate at all times to the Master Lease and Master Sublease and all of the provisions, covenants and conditions thereof. Neither Sublessor nor Sublessee shall take, permit or suffer any action which would violate the Master Sublease or this consent.

         8. Neither the Sublease, nor Master Sublessor's consent thereto shall release or discharge Sublessor from any liability under the Master Sublease, as applicable, and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Sublease on the part of Sublessor (as sublessee under the Master Sublease) to be performed and observed.

         9. This consent by Master Lessor and Master Sublessor shall not be construed as a consent by Master Lessor or Master Sublessor to any further subletting either by Sublessor or Sublessee. The Sublease may not be assigned, nor shall the Premises, or any part thereof, be further sublet without the prior written consent of Master Lessor and Master Sublessor in each instance in accordance with the terms of the Master Lease or Master Sublease, as applicable.

                                   Exhibit E

     10. Sublessor and Sublessee agreed that Master Sublessor is not responsible for payment of any brokerage commissions or finder's fees or similar charges of any nature in connection with this transaction, whether in connection with this Sublease or in the event that Sublessee is to become a direct tenant of Master Sublessor upon termination of the Master Sublease prior to the expiration thereof. Sublessor and Sublessee each jointly and severally agree to indemnify and hold Master Sublessor harmless from and against any claims, liability, losses or expenses, including reasonable attorneys fees, incurred by Master Sublessor in connection with any claims for commission by any broker or agent in connection with this transaction or any such direct tenancy. The parties agree that Sublessor is not responsible for any brokerage commissions claimed or owed in connection with the Sublease between Master Sublessor and Sublessee entered contemporaneously herewith for certain premises in the Building and commencing September 1, 2003.

     11. Sublessor immediately and irrevocably assigns to Master Sublessor all rent and other payments due from Sublessee under the Sublease; provided, however, that Sublessor shall have a license to collect such rent and other payment until the occurrence or event of default under any of the provisions of the Sublease. Master Sublessor shall credit Sublessor with any rent received by Master Sublessor under such assignment but the acceptance of any payment on account of rent from the Sublessee as a result of any such default shall no manner whatsoever serve to release Sublessor under the terms, covenants, conditions provisions or agreements under the Master Sublease. No such payment of rent or any other payment by the Sublessee by the Master Sublessor and or acceptance of such payment (as Master Sublessor), regardless of the circumstances or reasons therefore, shall in any manner whatsoever be deemed an attornment by the Sublessee to the Master Sublessor in the absence of a specific written agreement signed by Master Sublessor to such effect.

     12. In the event of the expiration or early termination or surrender of the Master Sublease as set forth above and in the event that, Master Sublessor shall take over all the rights, title and interests of Sublessor as Sublessor and the Sublessee shall attorn to Master Sublessor pursuant to the then executory provisions of the Sublease, except that Master Sublessor shall not be (i) liable for any act or omission of Sublessor under the Sublease; (ii) subject to any credit, offset claim, counter-claim demand or defense which Sublessee may have against Sublessor; (iii) bound by any previous modification of the Sublease or by any previous prepayment of more than one months rent; (iv) bound by any covenant of Sublessor to undertake or complete any construction of the Premises or any portion thereof; (v) required to account for any security deposit of the Sublessee other than any security deposit actually delivered to Master Sublessor by Sublessor; (vi) bound by any obligation to make any payment to Sublessee or grant any credits excepts for services, repairs, maintenance and restoration provided for under the Sublessee to be performed after the date of such attornment; (vii) responsible for any monies owing by Sublessor to the credit of Sublessee; (viii) required to remove any person occupying the Premises or part thereof. Similarly, in the event that the Master Sublease and Master Lease expire, Master Lessor shall take over all rights, title and interests of the Sublessor and shall not disturb the rights and estate of Sublessee under the Sublease, and Sublessee shall attorn to Master Lessor, subject to the terms and conditions set forth above.

     12. All notices to Master Sublessor shall be delivered in accordance with Section 11 of the Sublease.

     13. Sublessor and Sublessee agree that (i) a fully executed copy of the Sublease has been provided to Master Sublessor; (ii) Master Sublessor is not a party to the Sublease and is not bound by the provisions thereof; (iii) Master Sublessor is not approving or disapproving any of the provisions of the Sublease (but does agree to the use contemplated by Sublessee as set forth herein); and Sublessor represents that the Sublease has not been assigned nor has the Premises been sublet to any other party. Nothing herein contained shall be construed to as a consent to or approval or satisfaction by Master Sublessor of any of the provisions of the Sublease, it is merely consent to the act of subletting by the Sublessor to Sublessee.

                                   Exhibit E

         14. In the event of any conflict between the provisions of the Master Lease or this Consent and the Sublease, the provisions of the Master Sublease or this Consent shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent and the provisions of the Master Sublease, the provisions of this Consent shall prevail.

                    (signature to follow on succeeding page)

                                   Exhibit E

IN WITNESS WHEREOF, this Consent to Sublease is executed as of the date set forth below.

Master Lessor:                          Master Sublessor:

SUNNYVALE PARTNERS LIMITED PARTNERSHIP  FIRST DATA MERCHANT SERVICES CORPORATION
an Illinois limited partnership         a Florida corporation


By:      /s/ Jami Martell               By:  /s/ Jeffery B. Baer
     -------------------------------             -------------------------------
Name:    Jami Martell                   Name:    Jeffery B. Baer
       -------------------------                 -------------------------------
Its:     General Partner                Its:     Authorized Agent
      ---------------------------                -------------------------------

Date:  January 11, 2002                 Date:    January 4, 2002
       -------------------------                 -------------------------------

Sublessor:                              Sublessee:

INTERWOVEN, INC.                        R2 TECHNOLOGY, INC.,
a Delaware Corporation                  a Delaware Corporation

By:      /s/ D. Allen                   By:  /s/ Richard Enck
     ----------------------------                -------------------------------
Name:    V.P. and CFO                   Name:    Richard Enck
       ------------------------                  -------------------------------
Its:     January 4, 2002                Its:     COO
      --------------------------                 -------------------------------

Date:                                   Date:    January 3, 2002
       -----------------------------             -------------------------------



                                   Exhibit E

                                    Exhibit F

                         Sublessee Permitted Alterations

                                   Exhibit F

[GRAPHIC REMOVED HERE]
Install Roll-up Door Here,
Add Ramp from Sidewalk to Lot Surface

1195 W. Fremont Avenue
First Floor-Left Side
Suite 1001

                                   EXHIBIT G
                                   ---------


                             SUBLESSOR'S EQUIPMENT

                              INTERWOVEN EQUIPMENT

                 Equipment must remain until 1/31/02 or 2/15/02
                           DO NOT MOVE OR DISCONNECT

                            [GRAPHIC OF FLOOR PLAN]


                                               (1) 3600 Cisco Router
                                               Must Remain on Rack Until 2/15/02

























(1) NEC PBX & Rectifier                                 1195 W. Fremont Avenue
Must Stay Until 1-31-02                                 First Floor--Left Side
                                                        Suite 1001

(1) 7200 Cisco Router                                   Tom Smith (408) 530-7006
Must Stay Until 2-15-02